PREAMBLE

This Agreement is entered into this 1st day of February, 1996 by and between Heim Bearing division, Roller Bearing Company, hereinafter called the COMPANY, AND THE INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA, U.A.W., AND AMALGAMATED LOCAL 376, UAW, the certified bargaining representative of all employees in the appropriate unit, a signatory party hereto, hereinafter referred to as the UNION.

                                 ASSIGNABILITY

This Agreement shall be binding upon the Successors and Assignees of the parties hereto, and no provisions, terms, or obligations herein contained shall be affected, modified, altered or changed in any respect whatsoever by any change in the regular status, ownership or management of either party herein, provided the plant and facilities of the Company remain within the State of Connecticut. In the event the present owners sell or assign the plant, or sell their interest in the business, the present owners agree to make this Agreement a condition of such sale or assignment, provided such sale or assignment contemplates that the plant and facilities of the Company will remain within the State of Connecticut, and the present owners shall be relieved of any personal liability whatsoever under the Agreement thereafter.

                                    ARTICLE A
                            EMPLOYEES COVERED BY THIS
                                    AGREEMENT

Section 1. The Company recognizes the Union as the sole and exclusive bargaining agency of the following employees: all production and maintenance employees, including stockroom employees and tool clerks, also shipping and receiving clerks, excluding, however, engineering and clerical employees and supervisory employees as defined in the Labor-Management Relations Act of 1947, and any amendments thereto.


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

                                    ARTICLE B
                                   RECOGNITION

Section 1. The Union represents that it has been authorized by a majority of the Company's employees in a unit appropriate for such purposes, as the representative designated or selected for the purpose of collective bargaining in respect to rates of pay, wages, hours of employment, or other conditions of employment.

                                    ARTICLE C
                                 UNION SECURITY

Section 1. All present employees within the Bargaining Unit on the effective date of this Agreement shall, within thirty days thereafter, as a condition of employment, become and/or remain members of the Union in good standing to the extent of paying membership dues and initiation fees.

Section 2. Employees in the Bargaining Unit who have not on the effective date of this Agreement completed thirty days of employment with the Company shall, as a condition of employment, within thirty days after the effective date of this Agreement or at the expiration of thirty days of employment, whichever period is longer, become and remain members of the Union in good standing to the extent of paying membership dues and initiation fees.

Section 3. All new employees hired during the life of this Agreement shall, as a condition of employment, within thirty days after date of hire or thirty days after the signing of this Agreement, whichever period is longer, become and remain members of the Union in good standing to the extent of paying membership dues and initiation fees.

Section 4. The Company will give to each present employee a printed copy of this Agreement.


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

Section 5. The Company will give a printed copy of this Agreement, together with an authorization form for check-off of dues to all new hires.

                                    ARTICLE D
                                    CHECK-OFF

Section 1. The Company shall deduct, for employees covered by this Agreement who are members of the Union, their Union membership dues and initiation fees levied against all Union members in accordance with the Constitution and Bylaws of the Union and promptly remit the same, together with a list of employees for whom deductions were made, to the Financial Secretary of the Union who is authorized to receive said payments, provided that the Company has received from such employees individual and voluntary signed authorizations. Authorization cards shall be in the following form:

AUTHORIZATION FOR CHECK-OFF OF DUES

To Heim Bearing Division, Imo Industries Inc.

                                                            Date _______________

      I hereby assign to Local Union No. 376, International Union, United Automobile Aerospace and Agricultural Implement Workers of America (UAW), from any wages earned or to be earned by me as your employee (in my present or in any future employment by you), such sums as the Financial Officer of said Local Union No. 376 may certify as due and owing from me as membership dues, including an initiation or reinstatement fee and monthly dues in such sum as may be established from time to time as union dues in accordance with the Constitution of the International Union, UAW. I authorize and direct you to deduct such amounts from my pay and to remit same to the Union at such times and in such manner as may be agreed upon between you and the Union at any time while this authorization is in effect.

      This assignment, authorization and direction shall be irrevocable for the period


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

of one (1) year from the date of delivery hereof to you, or until the termination of the collective agreement between the Company and the Union which is in force at the time of delivery of this authorization, whichever occurs sooner; and I agree and direct that this assignment, authorization and direction shall be automatically renewed and shall be irrevocable for successive periods of one (1) year each or for the period of each succeeding applicable collective agreement between the Company and the Union, whichever shall be shorter, unless written notice is given by me to the Company and the Union, not more than twenty
(20) days and not less than ten (10) days prior to the expiration of each period of one (1) year, or of each applicable collective agreement between the Company and the Union whichever occurs sooner.

      This authorization is made pursuant to the provisions of Section 392(c) of the Labor Management Relations Act of 1947 and otherwise.


--------------------------------------------------------------------------------
(Signature of Employee here)


--------------------------------------------------------------------------------
(Type or print name of Employee here)


--------------------------------------------------------------------------------
(Date of Sign.)                                   (Emp. Clock No.)


--------------------------------------------------------------------------------
(Address of Employee)


--------------------------------------------------------------------------------
(City)                            (State)                              (Zip)


--------------------------------------------------------------------------------
(Soc. Sec. No.)                              (Date of Del. to
                                              Employer)


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

Section 2. All deductions covered by this Agreement shall be made in a manner agreed upon with the Union, except that dues and initiation fees will be on a monthly basis. However, local practices, relative to number of hours per month to be worked before dues deductions shall be made, shall be in accord with the Constitution of the International Union. If in any month full dues are not deducted, the Company and the Union may agree upon an orderly manner of collection in the succeeding month or months.

Section 3. All sums deducted under the Agreement shall be remitted to the Financial Secretary of the local Union, prior to the first of the month following the deduction and the Company will furnish the Financial Secretary of the local Union, monthly, a record of those for whom deductions have been made, together with the amount of such deductions and also a record of all terminations and employees absent during the week of the check-off.

                                    ARTICLE 1
                               HOURS AND OVERTIME

Section 1. The normal work week shall be:

(a) Forty (40) hours, based on eight (8) hours per day, five (5) days per week, Monday through Friday inclusive.

(b) The normal work week shall begin on Sunday night at 11:00p.m. with the start of the third (3rd) shift and end 168 hours later.

(c) The first and second shifts shall start on a Monday as per schedule (d) below and end 168 hours later.

(d) The work day shall be the 24 hour period beginning with the employees regular scheduled shift starting time.

      (1)   First shift hours 7:00a.m. to 3:30 p.m.

      (2)   Second shift hours 3:30p.m. to midnight.

      (3)   Third shift hours 11:00p.m to 7:00 a.m.


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

      (a)   Third shift employees will be entitled to a paid 20 minute lunch.

      (b) Friday will be the third shift's "Saturday" for overtime pay calculation purposes.

      (c) Saturday will be the third shift's "Sunday" for overtime pay calculation purposes.

      (d) Third shift employees will not be required to work overtime prior to the start of the shift on Sunday night.

      (4) First and second shift employees presently working twelve (12) hour shifts will revert to schedules (d)1 and (d)2 respectively in the event that the twelve (12) hour shifts are discontinued for any reason.

Section 2. Time and one-half shall be paid for all work performed.

(a)   In excess of eight (8) hours in any one day.

(b)   In excess of forty (40) hours in any one week.

(c)   On Saturdays as such.

(d) Any employee called in to work outside of the regularly scheduled shift hours shall be paid not less than four (4) hours at his/her base rate as follows:

      (1)   Time actually worked at prevailing rate, plus

      (2) The remaining of the four (4) hours not worked at straight time pay unless it is a premium day and the premium rate shall prevail.

(e)   Double time will be paid for all work performed on Sundays.

Section 3. Notification of Overtime


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

(a) Employees shall not be required to work overtime when insufficient notice is given. Notification at any time prior to the close of the prior day's shift will be considered sufficient notice for daily overtime.

(b) Employees will be charged for all overtime hours where proper notification has been given, whether the employee works or not.

(c) Employees shall not be required to work Saturday or Sunday overtime when insufficient notice is given or when there is a reasonable excuse for not working. Notice of Saturday or Sunday overtime must be given to the employee no later than the end of the shift on the preceding Thursday.

Section 4.

(a) Overtime will be equally distributed among those employees within the departments by classification provided they have the ability to perform the available overtime work.

(b) Overtime records shall be openly displayed on the Foreperson's desk in each department for the employees to inspect at any time. All records will be updated accordingly.

(c) Employees with the lowest overtime hours will be asked to work first within their department by job classification.

(d) Employees working overtime outside their departments shall be charged for actual hours worked back to their department for overtime equalization.

(e) The Company shall keep a record of overtime worked and overtime refused by employees and shall furnish the Union with a copy of such record at the end of each month. If the difference in overtime hours worked between the employee with the greatest number of overtime hours and the other employees in the same work classification shall exceed ten (10) hours at the end of every three (3) month period, such difference shall be paid at time and one-half the other


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

      employee's regular hourly rate, except when such difference results from the other employee's refusal to work in accordance with this article.

Section 5. Overtime hours available will be recorded according to the following:

(a) Overtime hours offered and refused will be considered hours worked for the purpose of equalizing overtime.

(b) Employees absent for any reason will be charged for all overtime hours they would have been offered had they been at work.

Section 6. There shall be no duplication of compensation for overtime for the same hours worked by an employee by reason of daily, weekly or other overtime provisions of any kind.

                                    ARTICLE 2
                                    HOLIDAYS

Section 1.

(a) Except as hereinafter provided, all work done on the holidays set forth below shall be paid for at the rate of double time plus holiday pay. The specified holidays shall also be considered as days worked for the purpose of computing overtime pay only.

      M.L. King Day                     Labor Day
      Good Friday                       Thanksgiving Day
      Memorial Day                      Friday after Thanksgiving
      Independence Day
      *Friday after Independence Day in 1996 only

The Company proposes to continue to provide the following Christmas and New Year's Holidays with pay per the following schedule:

      1996 Dec. 24 25 26 30 31             Jan. 1, 1997
      1997 Dec. 24 25 26 30 31             Jan. 1, 1998
      1998 Dec. 24 25 29 30 31             Jan. 1, 1999

      *Employee Birthday is included in the Christmas shut down period in each year.

(b) It is understood between the parties that an employee who is off work receiving sick


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

      and accident benefits during a week in which a holiday falls will be paid such holiday pay in addition to S&A benefits. Similarly, employees receiving Workers' Compensation will receive holiday pay for a period not to exceed the agreed upon time limits for S&A coverage.

Section 2. When a holiday falls on a Saturday, it shall be celebrated on the preceding Friday. When a holiday falls on a Sunday, such holiday shall be celebrated on the following Monday, excluding Christmas and New Year's week.

Section 3. The holidays mentioned above shall be with pay. Consequently, all employees shall receive an amount equal to eight (8) hours pay at their hourly rate for the specified holiday even though no work is performed. In order to be eligible for holiday pay, the employees must:

(a) Have been in attendance on the work days preceding and following the holiday unless the absence is for:

            (1) Death in the immediate family as defined in Article 9.

      (2)   Jury Duty.

      (3) Important Union business on the part of Stewards, Shop Committeepersons, Officers or Appointees made known to and approved by the Company prior to such holidays.

      (4) An employee who is laid off and again recalled within thirty (30) days, during which period a paid holiday falls, shall receive holiday pay for that holiday.

      (5)   For other reasonable cause.

(b) Employees on twelve (12) hour shifts will revert to their normal eight (8) hour shifts and will not be required to work overtime on the day prior to Good Friday, Thanksgiving and Independence Day.

Section 4. When a holiday falls within a scheduled vacation period, another day off be-


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

between Monday and Friday will be granted for that vacation day not taken or paid for during the vacation period.

Section 5. Employees on leave of absence shall not be entitled to any holiday pay during such leave.

                                    ARTICLE 3
                             WAGES AND RATES OF PAY

Section 1.

(a)   Effective February 1, 1996, a general wage increase of 4.0%

      Effective February 1, 1997, a general wage increase of 3 0%

      Effective February 1, 1998, a general wage increase of 3.0%

      The hourly rates of pay shown in Appendix A, and Appendix B attached hereto and made a part hereof, shall remain in effect for the life of this Agreement.

(b) It is agreed that during the period of this Agreement, each employee covered by this Agreement, each employee covered by this Agreement, shall receive a guaranteed cost of living allowance which will be added to the employee's straight time hourly earnings as set forth in Appendix A of the Agreement. The guaranteed cost of living increases will be as follows:

              August 5, 1996         10 cents
              August 4, 1997         5 cents
              August 3, 1998         5 cents

(c) Should the effective date of the increases mentioned above fall on a Monday, Tuesday or Wednesday, the increase specified shall revert to Monday. Should the increases specified above fall on a Thursday or Friday, the increases shall become effective on the following Monday.

Section 2. Any employees required to work on a shift other than the day shift will be paid a


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

shift premium equal to 10% of their hourly rate in addition to their regular earnings for such hours worked.

Section 3.

(a) The Company and the Union have negotiated job descriptions and evaluations by Labor Grade. Such descriptions and evaluations are a part of this Agreement.

(b) Newly hired employees will start at the hire rate unless their training, knowledge or experience justify hiring at a higher rate. They will progress to the maximum rate by receiving a twenty (20) cent per hour increase after each sixty (60) days worked, payable starting on the nearest Monday. It is recognized that the last raise may be less than twenty (20) cents per hour.

      Employees, still in progression, who are successful bidders on another job in a higher labor grade will receive a twenty (20) cent per hour increase when they start the new job and then will progress in twenty (20) cent increments after each sixty (60) days worked until they reach the maximum. Rate changes will be made on the nearest Monday. The last raise may be less than twenty (20) cents.

(c) Employees who are promoted from the maximum rate of one job to a higher paying job will receive the maximum rate of the higher job on the date of promotion.

(d) Employees who are at maximum and have been transferred to a higher rated job and are later transferred back to a lower rated job will receive the maximum of the lower rated job.

(e) Employees who have not progressed to the maximum and who move from a higher rated job to a lower rated job will go down to a rate in the lower grade that is equivalent to the progression point that they were in the higher rated job.

(f)   All employees currently in Labor Grade 1


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

will be promoted to Labor Grade 2.

                                    ARTICLE 4
                                    VACATIONS

Section 1. Effective February 1, 1996, the continuous service requirements and earned vacation with pay at straight time as detailed in the following vacation schedule table shall apply. The service requirement will be based upon seniority as of August 1st of the vacation year.

                     Service Requirement   Earned Vacation

1 yr    but less than    2 yrs  1wk        (40 hrs)
2 yrs   but less than    5 yrs  2wks       (80 hrs)
5 yrs   but less than   10 yrs  2-1/2 wks  (100 hrs)
10yrs   but less than   15 yrs  3wks       (120 hrs)
15yrs   but less than   20 yrs  3-1/2wks   (140 hrs)
20 yrs  but less than   25 yrs  4wks       (160 hrs)
25 years and over               5wks       (200 hrs)

Section 2. The vacation shutdown period shall be designated by the Company but notice thereof shall be given to the Union not later than six (6) months prior to the start of the vacation shutdown period.

The vacation shutdown period shall be any two consecutive weeks falling within the following time periods. The Company may choose not to have a vacation shutdown.

             1996 July 15 thru August 9
             1997 July 21 thru August 15
             1998 July 20 thru August 18

Section 3. Employees entitled to at least two (2) weeks of vacation must take the same during the plant shutdown. Employees entitled to more than two (2) weeks of vacation may take same at a time of their choice but seniority and Company production schedules shall be taken into consideration.

Section 4. Employees must have worked a minimum of 1000 hours in order to qualify for full vacation pay as provided in Section 1 above. Employees working less than 1000 hours shall be paid on a pro-rated basis. The period for determining hours worked shall be from August 1 of the prior year through July


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31 of the current year. Employees terminated for any reason shall receive a pro-rated vacation pay. Absence due to sickness or injury shall be counted as hours worked.

Section 5. The Company agrees to provide a vacation bonus of $100 to all employees with 20 years of service. The Company agrees to provide a vacation bonus of $200 to all employees with 25 years service or more.

Section 6. Those employees who are entitled to and wish to schedule additional time off during the vacation year should notify their supervisors in writing by March 15. Permission will be granted based upon Company seniority and Company production schedules and specific written responses will be made by April 1.

Section 7. All vacation pay shall be distributed the last period prior to the shutdown period.

                                    ARTICLE 5
                                    SENIORITY

Section 1. A seniority list including date of birth, hiring date, job classification, department, labor grade, total points and social security number shall be maintained and a copy shall be furnished to the Union quarterly.

(a) The Company shall furnish the Union with a monthly report showing the names and dates of new hires, layoffs, recalls, quits, discharges, leaves of absence (granted and expired) and adjustments in the seniority listings with respect to dates. Any errors in the seniortiy lists, layoffs and recalls that are discovered due to this submission shall be corrected immediately.

(b) The Shop Chairperson shall be notified promptly of any additions or deletions.


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

Section 2. Employees will lose their seniority status if they:

(a) Quit.

(b) Are discharged for justifiable cause.

(c) Do not report for work within five (5) working days following a notification by certified letter of restoration after a layoff, except where a reasonable excuse is provided.

(d) Are absent without a leave of absence or excused absence for three (3) consecutive working days without notifying the Company, except where reasonable cause is provided.

(e) Are on layoff in excess of thirty -six (36) months. Probationary employees who are laid-off will not be listed on the layoff list.

(f) Are absent from work because of a non-occupational disability for a continuous period in excess of eighteen (18) months.

Section 3. New employees shall be regarded as temporary or probationary employees for the first thirty (30) working days of their employment.

Section 4. Employees advanced from hourly status to salary status shall lose seniority and privileges under this contract thirty (30) calendar days after such appointment unless returned to the Bargaining Unit within said period.

Section 5. Employees who are absent from work because of illness or injury will be returned to their "original" job upon presenting the Company with a copy of their unconditional medical release to return to work.

            If their "orginal" job is no longer available, they will exercise their contract rights in accordance with Article 8 of this contract.

            Jobs that become vacant, because the employee in that job classification has been absent from work because of injury or illness for a period


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

of more than thirty (30) days and,

In the judgement of the Company, that job needs to be filled it shall be handled as follows:

      1. The Company shall offer recall rights to all eligible employees in an equal or higher labor grade in accordance with Article 8, Section 1(b) of the contract.

      2. If no employee(s) have recall rights as describe in item 1. above, the Company, at its descretion may post the job as "Temporary" job.

            Bids on the "Temporary" job shall be handled in accordance with
            Article 6 of the contract.

      3. If there are no successful bids on the "Temporary" job, the Company shall offer recall rights to all eligible employees in a lower labor grade.

      4. If there is a reduction in force in a department where a "Temporary" job exists, the employee in the "Temporary" job must be returned to the same status he/she had prior to accepting the "Temporary" job befor the layoff commences.

      5. If the "Temporary" job is not filled after the above three actions have been taken and, in the judgement of the Company, the job needs to e filled, the Company may hire "from the street" to fill the job with the understanding that it is a "Temporary" job. the person hired from the street to fill the "Temporary" job shall exercise his/her rights, if any, under Article 8 of the contract when such "Temporary" job ceases to exist.

      6. When it is determined the disabled employee will not or cannot return to work the opening will be posted in accordance to Article 6.


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

                                    ARTICLE 6
                                   JOB POSTING

Section 1. Job openings will be filled based on plantwide seniority and basic qualifications regardless of shift.

(a) New jobs and vacancies in existing jobs to which no employee has recall rights will be posted on the plant bulletin board for a period of three
      (3) working days. A general description of each job responsibility will be shown on the posting.

(b) If the same job opening occurs within a period of thirty (30) days from the first date of an original job posting, no new posting will be required. The new job opening will be filled from the original bidding list. If there are no remaining qualified bidders on the original list, the new job opening shall be posted immediately. However, a new posting will be required at the end of the original thirty (30) day job posting.

(c) During the posting period, eligible employees may bid on the posted jobs by completing a Bid Slip and submitting it to their Supervisor. The Company will notify the Union in writing and state the reason for withdrawing the posting for any job.

(d) Employees will be eligible to bid on a higher, equal or lower paying job provided:

      (1)   They have completed the probationary period.

      (2) Those who have bid and been accepted on lower paying jobs under this procedure must remain in the new department for a period of at least six (6) months before being eligible to again bid on another job outside their department. However, these employees may bid upward or lateral through all labor grades within their department at any time.


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

(e) Following the closing of the posting, bidders will be considered and interviewed by the Personnel Department for each job opening in order of seniority; a Shop Committeeperson shall be present. The most senior employee who has the basic qualifications to perform the required work will be promoted to the job within a period of thirty (30) calendar days. Unsuccessful bidders will be notified by the Company in writing. A copy of the notice of disaward which will include the grounds for disaward will be given to the Shop Chairperson. Bidders may withdraw their bids at any time before starting the new job by signing a refusal slip provided by the Company, a copy of which will be given to the Shop Chairperson.

(f) Job openings in a "Training Program" will also be filled under this procedure.

(g) Should an employee with basic qualifications grieve the Company's selection in filling the vacancy, the employee must be shown the basic requirements of the job and have the assistance of the Leadperson and/or Supervisor for a five (5) day period in order to prove his/her ability to meet the basic qualifications.

(h) The Shop Chairperson or an appointee will be notified prior to all permanent transfers and promotions within the Bargaining Unit.

                                    ARTICLE 7
                               TEMPORARY TRANSFERS

Section 1. The Union will be notified at the time when temporary transfers become necessary.

Temporary work assignments:
(a) Employees may be temporarily transferred from one department to another for a period not to exceed six (6) days per month, and provided that during the transfer, the job he/she left shall not be filled and he/she shall be returned to his/her permanent job upon completion of temporary assignment or for longer periods of time if agreed by the Union and the Company.


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

(b) Employees shall be transferred by seniority, lowest senior person first within the department to a lower rated job.

(c) Employees shall be transferred by seniority, highest senior person first within the department to a higher rated job.

(d) No employee will be required to perform work in a higher labor grade on any basis (temporary or permanent) unless they are paid according to the prevailing rate of pay on said higher labor grade. No employee will be forced or coerced into taking a promotion.

(e) No employee will be required to perform work in a lower labor grade on a temporary basis at the rate of pay in said lower labor grade. That is, employees will be guaranteed their former (higher) rate of pay while working on a temporary transfer in a lower labor grade.

(f) The Shop Committeeperson in the area involved in a transfer will receive a copy of a transfer notice. This transfer notice will state the department, job title and labor grade to which the employee is being transferred. The Shop Committeeperson will be notified immediately by a written transfer notice in any of the following conditions:

      A. Any transfer lasting more than one day.

      B. Any change in labor grade at any time.

(g) Employees shall have the privilege of exchanging shifts temporarily by individual arrangement provided they notify their supervisor in advance and have the necessary qualifications to perform the work. The change must be effected without additional cost or penalty to the Company. If the period of such exchange of shifts is in excess of one (1) week, the Company and the Union must mutually agree to such arrangements.


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

      Section 2. An Employee with one (1) year of seniority or more shall be permitted to use this sebniority to exercise shift preference in writing one week in advance to displace another employee with less seniority in the ssame job classification and department on another shift. The shift change option is limited to only one (1) time per year.

                                    ARTICLE 8
                                 LAYOFF RECALLS

Section 1.
(a) All layoffs, recalls, transfers and promotions within the Bargaining Unit shall be made on the basis of plantwide seniority provided the employee has the basic qualifications to perform the required work

(b) When it becomes necessary to reduce the work force it shall be done as followsf by laying off all probationary and part-time employees first.

(c) The Company shall, in the event of layoff, provide notification to affected employees early enough to furnish at least three (3) working days notice to the Shop Committee and employees affected by any layoff for any period of time, or pay such employees hourly base rates in liew of said notice. this requirement shall not apply to interruption resulting from any condition beyond the company's control. all layoffs must commence on the last working day of the week (Friday).

(d) Employees in classifications affected by layoff will have an option to accept a lay-off slip stating lack-of-work or bump a junior service employee provided they have the basic qualifications to perform the work. the initial noticiation mentioned in paragraph (c) will begin the


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

      bumping process and employees must make their bumping decision immediately. Upon request by the employee, the bumping decision can be delayed, but not beyond two (2) hours and then is bound by that choice.

(e) Employees will have five (5) days in which to demonstrate their ability to perform a job in cases of layoff and recall. Employee must be shown basic requirements of job and have assistance of Leadperson and/or Foreperson for five (5) day period.

(f)   There shall be no upward bumping.

(g) In the event of a layoff, the Shop Chairperson, the members of the Shop Committee and Company employees who are Executive Officers of the Local Union shall be accorded top seniority, but they must have the basic qualifications to perform the available work.

(h) Recalls shall be in reverse order of layoff. The most senior employee with basic qualifications on the layoff list will be recalled for available work. Employees recalled to fill a temporary job vacancy may refuse this assignment without prejudicing their recall rights.

(i) Employees affected by bumping procedure must return to their original job when such opening occurs.

                                    ARTICLE 9
                       LEAVE OF ABSENCE-EMERGENCY TIME OFF

Section 1. When the requirements of the Company will permit, employees upon written request on account of illness or death in their immediate family or other reasonable cause approved by the Company, will be granted a leave or absence without pay for a period of not more than ninety (90) days, which shall be renewable if production requirements permit. Any such employees on leave who engaged in other employment, or who fail to report for work on the expiration of their leave, will be considered as having quit. All such leaves of ab-sences shall be granted in writing by the Company.

Section 2. Employees granted a leave of absence must prepay all insurance premiums prior to their departure for said leave. This prepayment must also be made in the event the leave is extended by mutual agreement.

Section 3. Any employee who enters the Armed Forces shall be entitled to a leave of absence, accumulations of seniority and re-employment rights, in accordance with Federal and State Laws. In addition, an employee who is a member of the Military Reserve or National Guard shall be granted leave for annual training or special tour not to exceed three (3) weeks per calendar year. Such employee during this period shall receive the difference in pay, if any, between their normal rate of pay and wages paid by the service branch.

Section 4. Seniority will be accumulated during leaves of absences as described above.

Section 5. Employees may be granted emergency time off of not more than fourteen
(14) calendar days by contacting the Company by telephone or telegram within three (3) working days giving the reasons for such request. Such time off will be granted for legitimate emergency reasons. Extensions of emergency time off may be requested under the provisions of Section 1 of this Article 9.

Section 6. Employees will be granted pregnancy leave of absence and such leaves will be treated as any other type of medical leave of absence.

                                   ARTICLE 10
                                    CALL-TIME

Section 1.

(a) Employees reporting for work on their regular shift without notice from the Company that no work will be available for them, shall be offered other work for at least four (4) hours or shall be paid the base rate of their regular job for four (4) hours if there is no other work for them. If they refuse the work offered, they shall forfeit the right to receive reporting pay.

(b) Notice to the employees by the Company will be given not later than the end of their regular shift.

(c) This Article shall not apply where the lack of work is due to conditions beyond the control of the Company, or in the case of an employee who has been absent and has not given the Company adequate notice of return to work.

                                   ARTICLE 11
                         COMMITTEEPERSONS, GRIEVANCE AND
                              ARBITRATION PROCEDURE

Section 1. In addition to the Shop Chairperson, the Union shall have a Committeeperson for each sixty (60) employees, except that there shall be a minimum of three (3) Committeepersons on the first shift, two (2) on the second shift and one (1) on the third shift. The Union will provide the Company with a current list of the Committeepersons and their departmental responsibilities.

Section 2. Time necessarily spent during the normal working hours (and during scheduled overtime) by the Shop Chairperson, committeepersons, grievant and Union employees of the Company on negotiations, grievances or arbitration hearings will be paid for by the Company. If in the opinion of the Company such time spent becomes unreasonable, the Company will notify and confer with the Union.

(a) The Company shall pay the Shop Chairperson for all time spent during the normal working hours (and during scheduled overtime) on Union business including the handling and investigation of grievances as set out in this Agreement, for time spent on arbitration hearings and for negotiations.

Section 3. A grievance is a difference of opinion between the Company and the Union or an employee involving the interpretation or ap-plication of the terms of this Agreement.

Section 4. Grievances shall be processed as follows:

(a) The grievance must be submitted within fifteen (15) working days after the employee and the Union are aware of it.

(b) The Shop Chairperson or Committeeperson and employee shall discuss the grievance with the immediate Supervisor of the department in which the grievance has occurred. If the immediate Supervisor's oral answer is not satisfactory, the grievance shall be submitted to Step 1.

(c) Step 1: The grievance shall be reduced to writing and presented to the employee's immediate Supervisor by the Union within three (3) working days from the date of the oral answer. The Supervisor shall write the answer on the grievance form and return three (3) copies to the Union Committeeperson before the end of the third (3rd) working day after receipt of the grievance. Failing a satisfactory settlement, the Union will have three (3) working days in which to appeal to the Supervisor for referral to Step 2.

(d) Step 2: The Union Shop Chairperson shall meet with the Company representative designated to handle the second step within three (3) days from the date of the appeal. The Company will give its written answer within three (3) working days after the meeting. Failing a satisfactory settlement, the Union will have three (3) working days in which to appeal to the Personnel Manager for referral to Step 3.

(e) Step 3: The President of the Local Union and/or the Business Agent and/or the International Representative, together with the Union Shop Committee shall take up the grievance with the Committee of Management which shall include an executive of the Company. This meeting will be scheduled within seven (7) working days after the date of the appeal. The Company will have five (5) working days following the date of the meeting in which to make a written disposition of the grievance. Failing a satisfactory settlement, the Union will have fourteen
      (14) days in which to notify the Company in writing of its intent to arbitrate the issue.

(f) Upon receipt of the Union's notice of their intention to arbitrate, a prearbitration hearing shall be scheduled within thirty (30) working days. After the prearbitration hearing, the Company General Manager will have ten (10) working days to answer. If the answer is not satisfactory, the Union will have thirty (30) days following that answer in which to appeal for arbitration. If the Union does not appeal within said time limit, the grievance shall be considered as being satisfactorily settled.

(g)   All of the above stated time limits may be extended by mutual agreement.

(h) The Grievant may be present upon request of either party at any of the steps outlined above.

(i) If grievances are appealed to arbitration, the parties will alternate between the American Arbitration Association and the State Board of Mediation and Arbitration.

(j) If submitted to the Connecticut State Board of Mediation and Arbitration, the parties shall operate under the procedures set forth by said Board, whose decision shall be final and binding upon the parties.

(k) If submitted to the American Arbitration Association, the parties shall operate under the procedure set forth by the American Arbitration Association, whose decision shall be final and binding upon the parties.

(l) The Arbitrator may interpret this agreement and apply it to the particular case under consideration but shall, however, have no authority to add to, subtract from or modify the terms of this agreement in any way.

(m) The cost of Arbitration shall be shared equally by the Company and the Union.

(n) Arbitration cases involving time study, job evaluation and job standards, shall be submitted only to the American Arbitration Association.

(o) The Company shall not be required to pay back pay for any period in excess of thirty (30) working days prior to the time a written grievance is properly filed with the Company.

Section 5. The Local Union President and/or two (2) appointees, and/or a representative of the International UAW Engineering Department, shall be permitted to enter the plant for the purpose of investigating, advising or negotiating on grievances. However, they shall first make known their intent to the Company and shall receive permission for said visit. This shall be restricted to entrance during working hours only.

                                   ARTICLE 12
                                HEALTH AND SAFETY

Section 1.

(a) The Company agrees it will provide proper safety devices and sanitary conditions in the plant. Failure to do so may be a matter of grievance. Furthermore, the Company agrees that it will pay the full cost of Company mandated safety equipment.

(b) Once each month starting in February, 1989 at a time to be scheduled by management, a safety tour between two (2) members of management and two
      (2) employee representatives of the Union will make a plant safety tour. At the end of the tour, unsafe practices and conditions found in the plant will be listed. Appropriate actions will be taken by management to correct unsafe conditions found. This committee will jointly plan to prevent accidents, investigate accidents, review accident reports, and OSHA compliance. Regular meetings will be scheduled to facilitate the promotion of health and safety in the plant.

(c) The Company will issue and fill out accident forms on all injuries and give the Shop Committeeperson a copy immediately.

Section 2. The Company shall provide first aid facilities and a qualified attendant to perform first aid duties.

Section 3. Employees who are injured on the job can be sent home and receive pay for the balance of their day only if authorized by written instruction from the Medical Department or the Company doctor. The Company will issue a form to be used in such cases, a copy of which will be given to the employee's Foreperson and to the Union.

Section 4. Where possible, employees sustaining injuries at work, or affected by occupational diseases during the course of their employment, and who are physically handicapped as a result thereof, shall be given other suitable employment as may be then available.

                                   ARTICLE 13
                               LEADPERSON'S SCOPE

Section 1. To relay general instructions from Foreperson to operators with reference to product, operations, tools, equipment and duties.

Section 2. All matters involving personnel problems are to be handled by the Forepersons who have full supervisory authority over all employees in their departments, including Leadpersons.

Section 3. Leadpersons shall not have the right to hire, fire, or recommend disciplinary action or recommend promotions or demotions.

                                   ARTICLE 14
                                 BEREAVEMENT PAY

Section 1. Employees (including probationary) shall be entitled to three (3) working days off with pay in the event of a death within the "immediate family"

Section 2. Immediate family shall be limited to spouse, child, mother, father, sister, brother, grandparent, mother or father-in-law, brother or sister-in-law, daughter or son-in-law, legal guardian or stepchild.

                                   ARTICLE 15
                                    JURY DUTY

Section 1. Employees who have completed their probationary period, and who are called and report for Jury Duty on days they would have otherwise worked for the Company, shall be paid regular wages for thirty (30) days, the employee shall be paid the difference between the payment they receive for such service and the amount calculated by multiplying (8) times their regular hourly rate of pay for each day involved limited, however, to Monday through Friday.

Section 2. In order to receive Jury Duty make-up payment, the employees must give Management prior notice of said Duty and furnish evidence that they actually performed such service, showing the amount of payment received accordingly. These provisions are not applicable to employees who, without being called, volunteer for Jury Duty.

                                   ARTICLE 16
                               NOTICE OF DISCHARGE

Section 1. The Company agrees to give immediate written notice to the Shop Committeeperson and the employee involved of all discharges and suspensions made within the unit, except in emergencies.

Section 2. The Chairperson and/or Committeeperson shall be present at time of employee discharge and suspension except in emergencies.

Section 3. If an employee is discharged or suspended, he/she shall have the right to a hearing within twenty four (24) hours after suspension or discharge. He/she shall be represented by the Shop Chairperson and Committeeperson and/or Business Agent and/or International Representative.

Section 4. When employees are discharged or suspended and file a complaint claiming that they were unjustly discharged or suspended, the Shop Committeeperson may invoke the grievance procedure at the third step within five
(5) days after the discharge or suspension.

Section 5. If, upon appeal, any discharge or suspension shall be found to be unfair or discriminatory, the employee will be reinstated with seniority rights unimpaired and will be given retroactive pay for all time lost due to the discharge or suspension, less the earnings he/she may have received from gainful employment or unemployment insurance obtained in the interim.

                                   ARTICLE 17
                                UNION COOPERATION

The Union agrees that in exchange for a fair day's pay for a fair day's work, it must maintain a high level of productivity. The Union and its members will cooperate in attaining such a level of productivity as is consistent with the health and welfare of its members. The Union and its members will seek to assist in effectuating economies and the utilization of improved methods and machinery.

                                   ARTICLE 18
                                   MANAGEMENT

It is understood and agreed that with the exception of the specific provisions of this contract, nothing in this Agreement shall be considered to limit or restrict the Company in the exercise of the customary functions of Management.

                                   ARTICLE 19
                             NO STRIKES OR LOCKOUTS

Section 1. The Union agrees that there shall be no strikes during the term of this Agreement on any issues which may be the subject of arbitration or on which the contract is silent.

Section 2. The Company agrees that there shall be no lockouts during the term of this Agreement on any issues which may be the subject of arbitration or on which the contract is silent.

                                   ARTICLE 20
                                PAID SICK AND/OR
                            PERSONAL LEAVE ALLOWANCE

Section 1. Each employee, upon vacation eligibility date, shall be credited with six (6) days (48 hours) paid sick and/or personal leave allowance in accordance with the following provisions.

(a) Employee must have worked at least 1000 hours in the prior twelve (12) month period. The period for determining hours worked shall be from August 1st of the prior year through July 31st of the current year.

(b) In the event an employee worked less than 1000 hours in said period, paid sick and/or personal leave allowance will be credited in the same proportion as the hours worked are to 1000. New employees must have worked at least 1000 hours in order to be eligible for paid sick and/or personal leave allowance. Employees terminated for any reason shall receive a pro-rated sick or personal pay.

Section 2. An employee with credited sick and/or personal leave allowance as provided in Section 1 above, may use such allowance during the following twelve
(12) month period for illness (when not receiving accident and health insurance benefits), or personal reasons, but provided that absence from work has been excused, is for not less than four (4) continuous hours and has at least four
(4) hours paid sick and/or personal leave allowance credit remaining. Employees shall notify Company when electing to take personal days off.

Section 3. Paid sick and/or personal leave allowance shall be computed on the basis of the employee's regular rate of pay as of the day of absence and shall be paid on the pay check for said period so long as application for same has been submitted on a timely basis. Application for payment shall be made through the employee's supervisor on forms so provided.

Section 4. Unused paid sick and/or personal leave allowance, at the time of the employee's next eligibility date, will be paid to the employee in a lump sum calculated on the basis of the employee's regular rate of pay at such time.

                                   ARTICLE 21
                              NONCOVERED EMPLOYEES

Section 1. Persons excluded from the Bargaining Unit shall not perform work of the type customarily performed by employees of the Bargaining Unit, except in the following situations.

(a)   In emergencies when employees are not available.

(b)   In the bona fide instruction or training of employees.

(c) Duties of an experimental nature or in the case of vendors or warrantees, tryouts.

Section 2. When it is determined that Bargaining Unit work has been performed by non-bargaining unit employees in violation of Section 1, the employee in the appropriate job description with the least amount of accumulated overtime hours will receive pay at the applicable rate for the hours of work performed.

Section 3. The Company shall notify the Union Chairperson and/or the Committeeperson in the section affected prior to the assignment of any persons excluded from the Bargaining Unit to any of the situations listed in Section 1.

Section 4. Any grievance involving interpretation of this Article may be submitted in writing directly to Step 3.

                                   ARTICLE 22
                               GENERAL PROVISIONS

Section 1. The Company shall notify the Union of its supervisory representatives; the Union shall notify the Company of its Committee members operating under the Contract.

Section 2. Employees will be paid equal pay for equal work.

Section 3. The Company and the Union agree that they will not discriminate against any employee or applicant for employment because of age, race, color, religious creed, sex, national origin, ancestry or physical disability, disabled veterans, and veterans of the Vietnam era.

Section 4. Part time employees shall have seniority only among other part-time employees, and shall share in monetary benefits under the contract on a prorated basis only, with the exception of general wage rates which they shall share fully.

Section 5. Officers, Stewards and Committeepersons of the Union shall be permitted to leave work in connection with official Union business whenever authorized by the President or the Business Agent of the Amalgamated Local Union, and members elected or appointed to official Union conventions or conferences, or authorized by the Local Union to attend any official Union functions shall be permitted to leave work for such purposes provided permission shall be obtained in advance from the Company, which permission will not unreasonably be withheld and provided further that the Company shall not be liable for any pay during the period of absence.

Section 6. Except as provided herein, it is understood between the parties that there shall be no duplication of compensation for the same hours for any reason.

Section 7. The Company and the Union agree to institute a mutually agreeable training or apprenticeship program.

Section 8. The Company shall print and distribute copies of this contract to all Bargaining Unit employees within one hundred twenty (120) days of the effective date of this Agreement.

Section 9. The Company will offer educational assistance to any employee with three or more years of service under the following conditions:

(a) Courses must be job related and approved by Management prior to starting the program of instruction for which payment will be made.

(b)   Courses must be successfully passed prior to payment.

(c) There will be a semester limitation of assistance not to exceed $200 per individual, effective February 1, 1992.

Section 10. Bargaining unit work within the plant shall not be sub-contracted when the work is normally and usually performed by bargaining unit employees with appropriate equipment and qualified employees are availale, except where circumstances demand or economics warrant it. If such decision is based on cost, the Company will notify and discuss with the Union as soon as possible the reasons why it believes such action to be necessary, so the parties may explore alternatives to such transfer of work.

                                   ARTICLE 23
                                INSURANCE PROGRAM

Section 1. Health Maintenance Organization

Each employee covered by this Agreement shall have their hospital, medical, surgical, and related insurance coverage with a Health Maintenance organization,
(HMO). the effective date for this coverage March 1, 1996 through February 28, 1996 will be PHS/Guardian Alliance. If the premium rate for this plan increases by more than 6% for the March 1, 1997 renewal date, the Company and the Union agree to meet and discuss options. If the medical insurance premium for the March 1, 1998 renewal date increases by more than 6% over the agreed upon 1997 premiums, the Company and the Union agree to meet and discuss options.

Section 5. The Company shall pay $25 per month per employee for dental insurance per the Local 376, UAW Dental Plan effective February 1, 1996.

Section 6. Employees who retire early may continue their life and/or medical insurance at group rates until age sixty-five (65). In order to receive retiree life and/or medical insurance paid for by the Company at age sixty-five (65), the employee must elect to carry the retiree life and/or medical insurance until age sixty-five (65).

Employees who retire early on or after 2/1/96 may continue their life and/or medical insurance at group rates until age sixty-five (65). In order to receive retiree life paid for by the Company and $50/mo towards retiree medical and/or Medicare Part B Reimbursement paid for by the Company at age sixty-five (65), the employee must elect to carry the retiree life and/or medical insurance until age sixty-five (65).

Section 7. Employees who retire on or after February 1,1983, will be entitled to have Medicare Part B premium paid for by the Company when they reach age sixty-five (65). Employees entitled to receive Medicare Part B premiums should submit a statement to the Personnel Department every six (6) months to receive reimbursement.

Employees who retire on or after 2/1/96 are entitled to $50 per month paid for by the company toward both medical and/or Medicare Part B reimbursement when they reach age sixty-five (65).

                                   ARTICLE 24
                             PLANT CLOSURE AGREEMENT

An employee whose employment is terminated as a direct result of the plant being closed shall receive;

(a) Separation pay in an amount equal to $200 for each year of continuous service,

(b) Any vacation benefits accrued but not yet paid, and

(c) The continuation of the hospital, medical, surgical, dental and life insurance in effect at the time of their termination for four (4) months.

                                   ARTICLE 25
                                TERMINATION DATE

This Agreement shall commence February 1, 1992 and terminate midnight, January 31, 1995.

This Agreement shall be in full force and effect for a period of three (3) years from the date hereof and for additional periods of one (1) year thereafter except that should either party hereto intend to terminate this Agreement or modify any portion or any of the terms hereof, it shall give written notice by certified mail to the other party not less than sixty (60) nor more than seventy-five (75) days prior to its expiration date.

Should notice of termination be given by either party as herein provided, this Contract shall terminate as of its expiration date.

Should either party hereto give the other party such written notice requesting amendment or modification of this Agreement, such notice shall be specific as to the amendments or modifications proposed. Negotiations on such proposed amendments or modifications shall begin not later than twenty (20) days after the date of mailing of such notice. During such negotiations, this Agreement shall remain in full force and effect except that should negotiations extend beyond the termination date then either party, upon ten (10) days notice to the other in writing and by certified mail may terminate the Contract in which event this Agreement shall terminate on the tenth day after mailing of such notice.

Notice shall be in writing and shall be sent by certified mail addressed, if to the Union, to the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW, and Amalgamated Local 376, 30 Elmwood Court, Newington, Connecticut and if to the Company, to the Heim Bearings Division of Imo Industries Inc., 60 Round Hill Road, Fairfield, Connecticut, 06430.

IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed by their duly authorized officers and representatives this

FOR INTERNATIONAL UNION,
UNITED AUTOMOBILE, AEROSPACE
AND AGRICULTURAL IMPLEMENT
WORKERS OF AMERICA, UAW
AND AMALGAMATED LOCAL 376

John F. Shail, Chairperson
Willie Polite, Committeeperson
Brian Hogan, Committeeperson
Russell See, President, UAW 376
Len Dube, International Rep. UAW

FOR THE HElM BEARINGS DIVISION OF
IMO INDUSTRIES INC.

Lawrence A. Raffone, General Manager
Joseph N. Colantonio, Human Resources Manager
Mario E. DiDomenico, Company Committee

FOR IMO INDUSTRIES INC.

Donald F. Vosburgh, V.P. Human Resoures

                                   APPENDIX A

                               Wage Schedule 1992

                       Feb. 1, 1992              Aug. 1, 1992
                       --------------------------------------

                     Base        Rate      10c COLA      Added
    Labor Grade      Hire*     Maximum     to Hire*     Maximum
    ------------------------------------------------------------
          12         12.55      14.29       12.65        14.39
          11         12.03      13.76       12.13        13.86
          10         11.51      13.24       11.61        13.34
           9         11.08      12.82       11.18        12.92
           8         10.46      12.19       10.56        12.29
           7          9.89      11.62        9.99        11.72
           6          9.67      11.40        9.77        11.50
           5          9.17      10.92        9.27        11.02
           4          8.85      10.58        8.95        10.68
           3          8.58      10.30        8.68        10.40
           2          8.40      10.14        8.50        10.24
           1          8.19       9.93        8.29        10.03

*     Progression from minimum to maximum will be provided in Article 3, Section
      (3).

                                   APPENDIX A

                               Wage Schedule 1993

                       Feb. 1, 1992              Aug. 1, 1992
                       --------------------------------------

                     Base        Rate      5c COLA       Added
    Labor Grade      Hire*     Maximum     to Hire*     Maximum
    ------------------------------------------------------------
         12          13.09      14.89       13.14        14.94
         11          12.55      14.35       12.60        14.40
         10          12.02      13.81       12.07        13.86
          9          11.57      13.37       11.62        13.42
          8          10.93      12.72       10.98        12.77
          7          10.34      12.13       10.39        12.18
          6          10.11      11.90       10.16        11.95
          5           9.59      11.41        9.64        11.46
          4           9.26      11.05        9.31        11.10
          3           8.98      10.76        9.03        10.81
          2           8.80      10.60        8.85        10.65
          1           8.58      10.38        8.63        10.43

(1)   Increased by 3.5% of 1992 Rates with COLAs added.

*     Progression from minimum to maximum will be provided in Article 3, Section
      (3).

                                    RBC HEIM

                         HOURLY PAYROLL RETIREMENT PLAN

                              AMENDED AND RESTATED

                           EFFECTIVE FEBRUARY 1, 1989

                     (As amended through September 1, 1996)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

"Accrued Benefit" ..........................................................   2
"Active Participant" .......................................................   2
"Actuarial Equivalent" or "Actuarially Equivalent" .........................   2
"Actuary" ..................................................................   2
"Affiliated Company" .......................................................   3
"Age" ......................................................................   3
"Benefit Commencement Date" ................................................   3
"Board of Directors" .......................................................   4
"Break in Service" .........................................................   4
"Code" .....................................................................   4
"Company" ..................................................................   5
"Compensation" .............................................................   5
"Covered Employee" .........................................................   5
"Disability Retirement Date" ...............................................   5
"Disabled Participant" .....................................................   6
"Early Retirement Date" ....................................................   6
"Effective Date" ...........................................................   6
"Employee" .................................................................   6
"Employment Commencement Date" .............................................   6
"ERISA" ....................................................................   7
"Fund" .....................................................................   7
"Hour of Service" ..........................................................   7
"Joint Board of Administration or Board of Administration" .................  10
"Late Retirement Date" .....................................................  10
"Limitation Year" ..........................................................  10
"Normal Retirement Date" ...................................................  10
"Participant" ..............................................................  10
"Participating Company" ....................................................  11
"Plan" .....................................................................  11
"Plan Year" ................................................................  11
"Predecessor Company" ......................................................  11
"Required Beginning Date" ..................................................  11
"Separation from Service" ..................................................  12
"Social Security Retirement Age" ...........................................  12
"Spouse" ...................................................................  13
"Surviving Spouse" .........................................................  13
"Total Disability" .........................................................  13
"Trust Agreement" ..........................................................  14
"Trustee" ..................................................................  14
"Union" ....................................................................  14
"Year of Credited Service" .................................................  14
"Year of Vesting Service" ..................................................  14

                                                                            Page
                                                                            ----
                                   ARTICLE II
                    TRANSITION AND ELIGIBILITY TO PARTICIPATE

2.1    Rights Affected and Preservation of Accrued Benefit .................  15
2.2    Eligibility to Participate ..........................................  15

                                   ARTICLE III
                      VESTING SERVICE AND CREDITED SERVICE

3.1    Years of Vesting Service ............................................  17
3.2    Credited Service for Benefit Accrual ................................  17
3.3    Additional Rules ....................................................  18
3.4    Loss of Vesting Service .............................................  19
3.5    Loss of Credited Service ............................................  19
3.6    Restoration of Service ..............................................  20

                                    ARTICLE V
                            ELIGIBILITY FOR BENEFITS

4.1    Normal Retirement ...................................................  21
4.2    Late Retirement .....................................................  21
4.3    Early Retirement ....................................................  21
4.4    Disability Retirement ...............................................  21
4.5    Furnishing Data .....................................................  23

                                    ARTICLE V
                             CALCULATION OF BENEFITS

5.1    Accrued Benefit .....................................................  24
5.2    Normal Retirement ...................................................  25
5.3    Late Retirement .....................................................  25
5.4    Early Retirement ....................................................  25
5.5    Disability Retirement ...............................................  26
5.6    Transfers of Employment .............................................  26
5.7    Death Before Commencement of Benefits ...............................  27
5.8    Survivor's Benefit for Surviving Spouse .............................  27
5.9    Death Benefit After Retirement ......................................  28
5.10   Maximum Benefit .....................................................  28

                                   ARTICLE VI
                                     VESTING

6.1    Nonforfeitable Amounts ..............................................  36
6.2    Treatment of Terminated Vested Participant ..........................  36
6.3    Form and Payment of Benefit .........................................  37
6.4    Termination of Benefit ..............................................  37
6.5    Special Rules for Certain Terminated Participants ...................  37

                                                                            Page
                                                                            ----
                                   ARTICLE VII
                               PAYMENT OF BENEFITS

7.1    Minimum Distribution Requirements ...................................  39
7.2    Normal Form of Benefit ..............................................  40
7.3    Optional Form of Benefit ............................................  41
7.4    Rules for Election of Optional Form of Benefit ......................  43
7.5    Explanations to Participants ........................................  46
7.6    Termination of Benefits .............................................  46
7.7    Beneficiary Designation .............................................  47
7.8    Failure to Apply for Pension ........................................  48
7.9    Mailing Address .....................................................  49

                                  ARTICLE VIII
                              THE FUND AND FUNDING

8.1    Designation of Trustee ..............................................  50
8.2    Contributions to the Fund ...........................................  50
8.3    Use of Contributions to the Fund ....................................  51
8.4    Forfeitures .........................................................  52
8.5    Expenses of Administration ..........................................  52
8.6    Sole Source of Benefits .............................................  52

                                   ARTICLE IX
                                 ADMINISTRATION

9.1    Joint Board of Administration .......................................  53
9.2    Meetings ............................................................  53
9.3    Quorum ..............................................................  54
9.4    Power of Board ......................................................  54
9.5    Disposition of Cases Outside Board's Jurisdiction ...................  54
9.6    Board Rulings Prospective ...........................................  54
9.7    Claims Procedure ....................................................  55
9.8    Organizational Matters ..............................................  56
9.9    Company Responsibility ..............................................  57
9.10   Liability of Board Members ..........................................  57
9.11   Grievance Procedure Not Applicable ..................................  58
9.12   Determination of Facts ..............................................  58

                                    ARTICLE X
                            AMENDMENT AND TERMINATION

10.1   Power of Amendment and Termination ..................................  60
10.2   Disposition on Termination ..........................................  61
10.3   Merger, Consolidation, or Transfer ..................................  63

                                                                            Page
                                                                            ----

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1   No Employment Rights ................................................  64
11.2   Governing Law .......................................................  64
11.3   Severability of Provisions ..........................................  64
11.4   No Interest in Fund .................................................  64
11.5   Spendthrift Clause ..................................................  65
11.6   Incapacity ..........................................................  65
11.7   Withholding .........................................................  66
11.8   Missing Participants ................................................  66

SCHEDULE A - ACTUARIAL EQUIVALENTS
SCHEDULE B - MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLES

            WHEREAS, the Heim Division of Incom International Inc., adopted the Hourly Payroll Retirement Plan of Incom International Inc., Heim Division, effective February 1, 1984, for certain of its employees; and

            WHEREAS, the Heim Division of Incom International Inc. was purchased by Imo Industries Inc. and Imo Industries Inc. adopted the Hourly Payroll Retirement Plan of Incom International Inc., Heim Division and renamed such plan the Heim Bearings Division, Imo Industries Inc. Hourly Payroll Retirement Plan, effective February 1, 1989; and

            WHEREAS, Roller Bearing Company of America purchased the Heim Bearings Division of Imo Industries Inc. and adopted the Heim Bearings Division, Imo Industries Inc. Hourly Payroll Retirement Plan and renamed such plan the RBC Heim Hourly Payroll Retirement Plan, effective May 10, 1993; and

            WHEREAS, Roller Bearing Company of America desires at this time to amend the RBC Heim Hourly Payroll Retirement Plan to reflect the most recent collective bargaining agreement pursuant to which the Plan is maintained;

            NOW, THEREFORE, effective through September 1, 1996, the RBC Heim Hourly Payroll Retirement Plan is continued and amended as hereinafter set forth:

                                    ARTICLE I

                                   DEFINITIONS

            Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa. Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

            "Accrued Benefit" means, for any Participant as of any date, subject to Section 5.10, the amount of monthly benefit earned to such date, payable monthly as a single life annuity beginning at the Participant's Normal Retirement Date (or immediately, if the Participant has passed his Normal Retirement Date and is still an Employee) calculated in accordance with Section 5.1.

            "Active Participant" means a Participant who is a Covered Employee.

            "Actuarial Equivalent" or "Actuarially Equivalent" means of equal actuarial value on the basis of the assumptions and factors described in Schedule A.

            "Actuary" means the actuarial firm or individual selected by the Company from time to time.

            "Affiliated Company" means, with respect to any Participating Company, (a) any corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as such Participating Company; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating Company is a member; (c) any trade or business that is under common control with such Participating Company, as determined under section 414(c) of the Code and (d) any other entity which is required to be aggregated with a Participating Company under section 414(o) of the Code. "50% Affiliated Company" means an Affiliated Company, but determined with "more than 50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code, when applying sections 414(b) and 414(c) of the Code.

            "Age" means, for any individual, his age on last birthday, except that an individual attains Age 70-1/2 on the corresponding date in the sixth calendar month following the month in which his 70th birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

            "Benefit Commencement Date" means, for any Participant, the date as of which his first benefit payment is due disregarding any disability benefits payable pursuant to Section 5.5. For purposes of Section 5.8, and for purposes of Paragraph (3) of Subsection 5.10(a), in calculating the maximum benefit payable to the Surviving Spouse of a Participant under Section 5.8 "Benefit Commencement Date" also means, with respect to the

Surviving Spouse, the date on which the survivor's benefit under Section 5.8 commences to the Surviving Spouse.

            "Board of Directors" means the board of directors of the Company.

            "Break in Service" means, for any Employee or former Employee, any Plan Year in which he is not credited with more than 500 Hours of Service.

                  (a) Notwithstanding the foregoing, if an Employee is absent for any absence for which the Joint Board of Administration adopted a rule pursuant to which service shall be credited for purposes of avoiding a Break in Service, then, to the extent he is not otherwise credited with Hours of Service with respect to such absence, he shall be credited with an Hour of Service, solely for purposes of this definition, for each Hour of Service with which he would have been credited if he had continued to be actively employed during the period of absence.

                  (b) Notwithstanding the foregoing, if an Employee is absent from work by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee's child immediately after birth or placement in connection with adoption, such Employee shall not have a Break in Service during the first Plan Year in which the Employee would otherwise have a Break in Service pursuant to the rules set forth in Subsection
(a) of this Section.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means, effective on and after May 10, 1993, Roller Bearing Company of America, and its successors. Prior to May 10, 1993 the "Company" means the Heim Bearings Division of Imo Industries Inc.

            "Compensation" means, for any Active Participant, for the purposes of Section 5.10, except as otherwise provided therein, his "compensation as such word is defined in Treas. Reg. ss.1.415-2(d)(10).

            "Covered Employee" means each Employee who (a) is employed by a Participating Company on an hourly-rated basis, and (b) is covered under the basic collective bargaining agreement between the Participating Company and the Union, as amended from time to time, and (c) is not covered by another defined benefit pension plan of a Participating Company or to which a Participating Company makes contributions. An Employee who is such solely by reason of being a leased employee within the meaning of section 414(n) or 414(o) of the Code shall not be a Covered Employee.

            "Disability Retirement Date" means, for any Participant, the date on which he (a) is determined by the Company to have suffered a Total Disability, and (b) has a Separation from Service due to such Total Disability; provided, however, that a Participant shall not have a Disability Retirement Date unless, at the time his Total Disability occurs, he is an Employee, and has to his credit 10 or more Years of Vesting Service.

            "Disabled Participant" means a Participant who has a Disability Retirement Date that occurs prior to his Normal Retirement Date and who has not ceased to be a Disabled Participant pursuant to Section 4.4(c).

            "Early Retirement Date" means, for any Participant, the first day of the calendar month coincident with or next following the date on which he has a Separation from Service after he has attained Age 55 and has to his credit 10 or more Years of Vesting Service.

            "Effective Date" means (except as otherwise set forth herein) February 1, 1989, the effective date of this amended and restated Plan. The Plan was originally effective on August 15, 1956.

            "Employee" means an individual who is employed by a Participating Company or an Affiliated Company. An individual who is not otherwise employed by a Participating Company or Affiliated Company shall be deemed to be employed by such Company if he is a leased employee with respect to whose services such Participating Company or Affiliated Company is the recipient within the meaning of Code section 414(n) or 414(o), but to whom Code section 414(n)(5) does not apply.

            "Employment Commencement Date" means, for any Employee, the date on which he is first entitled to be credited with an "Hour of Service" described in Paragraph (a)(1) of the definition of Hour of Service in this Article.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Fund" means the fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

            "Hour of Service" means, for any Employee, a credit awarded with respect to:

                  (a) except as provided in (b) or (c),

                        (1) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties; or

                        (2) each hour for which he is entitled, either by award or agreement, to back pay from a Participating Company or an Affiliated Company, irrespective of mitigation of damages; or

                        (3) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty; or

                        (4) each hour for which he is absent for military service under leave granted by the Participating Company or Affiliated Company or required by law, provided the Employee returns to service with the Participating Company or Affiliated

Company within 90 days of his release from active military duty or any longer period during which his right to reemployment is protected by law; or

                        (5) each hour for which he is absent during a period of absence described in Section 3.3 for which Years of Vesting Service or Years of Credited Service are credited on his behalf.

                  (b) For any period that includes any hours for which an Hour of Service would otherwise be credited to an Employee under (a), above, the Company may, in accordance with rules applied in a uniform and non-discriminatory manner, elect instead to credit Hours of Service using one or more of the following equivalencies:

Basis Upon Which Records                      Credit Granted to Individual
     Are Maintained                                    For Period
------------------------                      ----------------------------
      shift                                    actual hours for full shift
      day                                         10 Hours of Service
      week                                        45 Hours of Service
      month                                      190 Hours of Service

            Notwithstanding the foregoing and any other provision of the Plan to the contrary, for any period that includes any hours for which an Hour of Service would be credited to an Employee during a period of absence from work described in Section 3.3(a) for the purpose of calculating Years of Vesting Service, the Company shall credit Hours of Service using one or more of the following equivalencies:

Basis Upon Which Records                      Credit Granted to Individual
     Are Maintained                                    For Period
------------------------                      ----------------------------
      day                                            8 Hours of Service
      week                                          40 Hours of Service
      month                                        174 Hours of Service

                  (c) Anything to the contrary in Subsection (a) or (b) notwithstanding:

                        (1) Except as provided in Section 3.3, no Hours of Service shall be credited to an Employee for any period during which payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

                        (2) No more than 501 Hours of Service shall be credited to an Employee under Paragraph (a)(3) of this definition on account of any single continuous period during which no duties are performed by him, except to the extent otherwise provided in Section 3.3 or elsewhere in this Plan.

                        (3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

                        (4) No Hours of Service shall be credited twice.

                        (5) Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor Reg. ss.2530.200b-2(b) and (c).

                        (6) In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Company or Affiliated Company that is the recipient thereof.

            "Joint Board of Administration or Board of Administration" means the board of administrators appointed by the Company and the Union in accordance with Section 9.1.

            "Late Retirement Date" means, for any Participant, the first day of the calendar month coincident with or next following the date on which he has a Separation from Service, if such Separation from Service occurs after the Participant's Normal Retirement Date.

            "Limitation Year" means the Plan Year.

            "Normal Retirement Date" means, for any Participant, the first day of the calendar month coincident with or next following the date on which he attains Age 65.

            "Participant" means an individual who is an Active Participant, a former Active Participant receiving benefits under the Plan, a former Active Participant who has a present or future right to receive benefits under the Plan, or an Employee who was once an Active Participant and has been transferred so that he is no longer a Covered Employee.

            "Participating Company" means the Company and each other organization which is authorized by the Board of Directors to adopt this Plan by action of its board of directors or other governing body.

            "Plan" means the RBC Heim Hourly Payroll Retirement Plan, as set forth herein (including any Schedules).

            "Plan Year" means each 12-consecutive month period that begins on January 1st or any anniversary thereof and ends on the next following December 31st.

            "Predecessor Company" means, with respect to any Participating Company or Affiliated Company, any corporation to which such participating Company or Affiliated Company is a successor in interest by merger, consolidation, asset acquisition, stock acquisition, or reincorporation, and any other corporation designated as such for purposes of this Plan by the Board of Directors.

            "Required Beginning Date" means, for any Participant:

                  (a) if he attained Age 70-1/2 before January 1, 1988, and is not a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company at any time during the five-Plan-Year period ending in the calendar year in which he attained Age 70-1/2, or thereafter, April 1 of the calendar year following the later of the calendar year in which he has a Separation from Service or the calendar year in which he attained Age 70-1/2;

                  (b) if he attained Age 70-1/2 before January 1, 1988, and is a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company at any time during the five-Plan-Year period ending in the calendar year in which he attained Age 70-1/2, or thereafter, the later of (1) December 31, 1987, (2) April 1 of the calendar year following the calendar year in which he attained Age 70-1/2, or (3) April 1 of the calendar year following the calendar year in which he becomes a 5-percent owner;

                  (c) except as provided in Subsection (d) below, if he attains Age 70-1/2 on or after January 1, 1988, April 1 of the calendar year next following the calendar year in which he attains Age 70-1/2;

                  (d) if he attained Age 70-1/2 before January 1, 1989 and after December 31, 1987, is not a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company, and has not had a Separation from Service before January 1, 1989, April 1, 1990.

            "Separation from Service" means, for any Employee, his death, retirement, resignation, discharge or any absence that causes him to cease to be an Employee.

            "Social Security Retirement Age" means (a) for any individual born before January 1, 1938, Age 65, (b) for any individual born after December 31, 1937, but before January 1, 1955, Age 66, or (c) for any individual born after December 31, 1954, Age 67.

            "Spouse" means, with respect to any Participant, the individual to whom such Participant is married as of the date of reference.

            "Surviving Spouse" means, with respect to any Participant:

                  (a) for purposes of the survivor's benefit described in
Section 5.8, the individual, if any, who is such Participant's Spouse; and

                  (b) for purposes of the joint and survivor annuity described in Section 7.2, the individual, if any, who is such Participant's Spouse on the Participant's Benefit Commencement Date.

            "Total Disability" means, with respect to any Participant, a disability due to accident, injury, or disease that renders him unable to engage in any regular employment for a Participating Company and the Social Security Administration has issued a determination letter which states that he is entitled to receive disability benefits under the Federal Social Security Act by reason of his disability, but, except as prohibited by applicable law, excluding such a disability that results from:

                  (a) chronic alcoholism;

                  (b) addiction to narcotics;

                  (c) commission of any act which results in the conviction of any felony, except involuntary manslaughter resulting from an act of the Participant which does not in and of itself constitute a felony; or

                  (d) intentionally self-inflicted or self-incurred injury.

            "Trust Agreement" means the agreement and declaration of trust executed for purposes of the Plan.

            "Trustee" means the corporate trustee or one or more individuals collectively appointed and acting under the Trust Agreement.

            "Union" means International Union, United Automobile Aerospace and Agricultural Implement Workers of America, U.A.W., and Amalgamated Local 376, U.A.W.

            "Year of Credited Service" means, for any Participant, a credit used to determine his Accrued Benefit under the Plan, as further described in Article III.

            "Year of Vesting Service" means, for any Employee, a credit used to determine his vested status under the Plan, as further described in Article III.

                                   ARTICLE II

                    TRANSITION AND ELIGIBILITY TO PARTICIPATE

            2.1 Rights Affected and Preservation of Accrued Benefit. Except as provided to the contrary herein, the provisions of this amended and restated Plan shall apply only to Employees who complete an Hour of Service on or after the Effective Date. The rights of any other individual shall be governed by the Plan as in effect upon his Separation from Service, except to the extent expressly provided in any amendment adopted subsequently thereto.

            2.2 Eligibility to Participate.

                  (a) Effective January 1, 1988, any Employee credited with an Hour of Service on or after such date whose Employment Commencement Date occurred on or after his 60th birthday shall become an Active Participant on the later of January 1, 1988 or the date he otherwise satisfies the requirements of Subsections (b) or (c) of this Section, if he is then a Covered Employee.

                  (b) Each Employee who was an Active Participant immediately prior to the Effective Date and is a Covered Employee on the Effective Date shall continue to be an Active Participant as of the Effective Date. Each Employee who was not an Active Participant immediately prior to the Effective Date shall become an Active Participant as of the Effective Date if he is then a

Covered Employee. Each other Employee shall become an Active Participant on the date he becomes a Covered Employee.

                  (c) A Participant (or a former Participant) who has a Separation from Service and who is later reemployed as a Covered Employee shall become an Active Participant as of the date on which he first again completes an Hour of Service as a Covered Employee.

                                   ARTICLE III

                      VESTING SERVICE AND CREDITED SERVICE

            3.1 Years of Vesting Service. Each Employee shall be credited with a Year of Vesting Service for each Plan Year for which he is credited with 1,000 or more Hours of Service. An Employee who has been credited with fewer than 1,000 Hours of Service for a Plan Year shall be credited with one-twelfth (1/12) of a Year of Vesting Service for each eighty (80) of such Hours of Service, computed to the nearest one-twelfth (1/12); provided that any Participant who completes at least forty (40) such Hours of Service during any Plan Year will accrue at least one-twelfth (1/12) of a Year of Vesting Service.

            3.2 Credited Service for Benefit Accrual.

                  (a) Except as provided in this Article, a Participant shall be credited with a Year of Credited Service for each Plan Year for which he is credited with 1,700 or more Hours of Service. For the purpose of calculating a Participant's Years of Credited Service, all Hours of Service at premium rate will be computed as straight-time hours and only Hours of Service credited for a period during which he is (or, in the case of back pay, would have been) a Covered Employee shall be credited.

                  (b) A Participant who has been credited with fewer than 1,700 Hours of Service for a Plan Year shall be credited with a fraction of a Year of Credited Service, not to exceed 1.0, calculated to the nearest one-tenth (1/10) of a year, the numerator of which is the number of Hours of Service with which the Participant is credited, and the denominator of which is 1,700.

            3.3 Additional Rules.

                  (a) For the purpose of calculating a Participant's Years of Vesting Service, service shall be credited for the following periods of absence from work during which the Participant would normally have been scheduled to work:

                        (1) absence from work, to a maximum of two years, because of injury or disease incurred in the course of employment with a Participating Company and with respect to which he receives Worker's Compensation benefits;

                        (2) a period of involuntary layoff, to a maximum of 12 months, during which he has recall rights; provided, however, that if the Participant fails to return to work upon recall in accordance with the applicable collective bargaining agreement, no service shall be credited during such period of layoff and his employment will be deemed to have terminated as of the beginning of such period of layoff;

                        (3) absence from work due to any temporary illness which does not constitute a Total Disability, for which the Participant receives compensation under a disability program sponsored by a Participating Company, provided the Participant has completed at least 170 Hours of Service in the year in which such illness arose;

                        (4) absence for paid vacation or paid holidays not worked; and

                        (5) any period or absence for which vesting service shall be credited according to applicable rules adopted by the Joint Board of Administration.

                  (b) For the purposes of calculating a Participant's Years of Credited Service, service shall be credited for the following periods of absence from work during which the Participant would normally have been scheduled to work:

                        (1) absence because of vacation;

                        (2) absence from work, to a maximum of two years, because of injury or disease incurred in the course of employment with a Participating Company and with respect to which he receives Worker's Compensation benefits;

                        (3) absence pursuant to an excused absence granted under the collective bargaining agreement with the Union.

            3.4 Loss of Vesting Service. An Employee's Years of Vesting Service shall be cancelled if he incurs a Break in Service before his Normal Retirement Date and at a time when his vested percentage under Section 6.1 is zero or his Accrued Benefit is zero.

            3.5 Loss of Credited Service. An Employee's Years of Credited Service shall be cancelled if he is deemed to receive a single-sum payment upon Separation from Service. An Employee shall be deemed to receive a single-sum distribution of his entire Accrued Benefit as of the date of his Separation from

Service if the Actuarially Equivalent single-sum value of his vested Accrued Benefit is zero.

            3.6 Restoration of Service.

                  The Years of Vesting Service and Years of Credited Service of an Employee whose Years of Vesting Service and Years of Credited Service have been cancelled pursuant to Section 3.4 and/or Section 3.5 shall be restored to his credit if he thereafter completes a Year of Vesting Service at a time when the number of his consecutive Breaks in Service is less than the greater of (a) the number of Years of Vesting Service to his credit when the first such Break in Service occurred, or (b) five.

                                   ARTICLE IV

                            ELIGIBILITY FOR BENEFITS

            4.1 Normal Retirement. A Participant who has a Separation from Service on his Normal Retirement Date shall be entitled to a pension. Such Participant's Benefit Commencement Date shall be his Normal Retirement Date.

            4.2 Late Retirement. A Participant who has a Separation from Service after his Normal Retirement Date shall be entitled to a pension. Such Participant's Benefit Commencement Date shall be the earlier of his Late Retirement Date or his Required Beginning Date.

            4.3 Early Retirement. A Participant who has an Early Retirement Date shall be entitled to a pension. Such Participant's Benefit Commencement Date shall be his Normal Retirement Date; provided, that he may elect as his Benefit Commencement Date his Early Retirement Date the first day of any month after his Early Retirement Date and not after his Normal Retirement Date. Such election must be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant.

            4.4 Disability Retirement.

                  (a) A Participant who has a Disability Retirement Date prior to his Normal Retirement Date shall be entitled to an immediate disability benefit commencing on the first day of the month coincident with or next following his Disability Retirement

Date and ending on the date he ceases to be a Disabled Participant as described in Subsection (c) of this Section.

                  (b) Total Disability shall be determined by the Company, which may consult with a medical examiner who shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability. The Company may direct that any former Employee who is receiving a disability benefit shall be reexamined without expense to him from time to time prior to the date specified in Subsection (c) of this Section, but not more than twice in any Plan Year, to determine whether his Total Disability continues to exist.

                  (c) A Disabled Participant shall cease to be such if and when:

                        (1) he reaches his Normal Retirement Date;

                        (2) he ceases to suffer from a Total Disability;

                        (3) he refuses to submit to reexamination in accordance with Subsection (b) of this Section; or

                        (4) he dies.

If a Disabled Participant has met the requirements to receive a pension under
Section 4.3 or 6.2, such Participant may elect as his Benefit Commencement Date any date as may be provided under the applicable Section. When a Disabled Participant ceases to be such his current disability benefit shall end, and he shall be entitled, if he has not previously elected a Benefit Commencement

Date in accordance with the preceding sentence, to a pension under the other provisions of the Plan, applied on the basis of his Separation from Service due to his Total Disability.

            4.5 Furnishing Data. Each Employee and beneficiary shall furnish such information as the Company may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Company in the administration of the Plan. Payment of benefits shall be deferred until all of such information is supplied.

                                    ARTICLE V

                             CALCULATION OF BENEFITS

            5.1 Accrued Benefit.

                  A Participant's monthly pension shall be equal to $14.50 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1989 and before February 1, 1990; $15.00 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1990 and before February 1, 1991; $l5.75 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1991 and before February 1, 1992; $16.25 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1992 and before February 1, 1993; $16.75 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1993 and before February 1, 1994; $17.25 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1994 and before February 1, 1996; $18.25 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1996 and before February 1, 1997; $19.25 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1997 and before February 1, 1998; and $20.25 multiplied by each Year of Credited Service for a retirement occurring on or after February 1, 1998.

            5.2 Normal Retirement. A Participant who is entitled to a pension under Section 4.1 shall receive a monthly pension. Subject to Section 5.10, such pension shall be the Actuarial Equivalent, in the form set forth in Article VII, of the Participant's Accrued Benefit as of his Normal Retirement Date.

            5.3 Late Retirement.

                  (a) A Participant who is eligible for a pension under Section
4.2 shall receive a monthly pension. Subject to Section 5.10, such pension shall be the Actuarial Equivalent, in the form set forth in Article VII, of the Participant's Accrued Benefit as of the earlier of his Late Retirement Date or his Required Beginning Date.

                  (b) If a Participant's Required Beginning Date, and therefore his Benefit Commencement Date, precedes his Late Retirement Date, the amount of the pension payable to the Participant shall be determined as of his Benefit Commencement Date and shall be adjusted annually as of January 1 in each calendar year following his Benefit Commencement Date, up to and including the January 1 next following his Late Retirement Date. Such annual adjustment shall include any increase (but not any decrease) in the Participant's Accrued Benefit, determined in accordance with Section 5.1, as a result of additional Years of Credited Service since the Participant's Benefit Commencement Date or the last such annual adjustment, whichever applies.

            5.4 Early Retirement. A Participant who is entitled to a pension under Section 4.3 shall receive a monthly pension.

Subject to Section 5.10, such pension shall be the Actuarial Equivalent, in the form set forth in Article VII, of the Participant's Accrued Benefit as of his Early Retirement Date, reduced by one-half percent (1/2%) for each full calendar month by which his Benefit Commencement Date precedes his Normal Retirement Date.

            5.5 Disability Retirement.

                  (a) The immediate disability benefit payable to a Disabled Participant pursuant to Section 4.4 shall be, subject to Section 5.10, a monthly benefit equal to the Participant's Accrued Benefit, determined as of his Disability Retirement Date, without reduction for early commencement.

                  (b) Subject to Section 5.10, a Disabled Participant or a former Disabled Participant who is entitled to a pension under Section 5.4 or
Article VI may elect to receive such pension as of any date provided under the applicable Section which shall be his Benefit Commencement Date; provided, however, that the monthly disability benefit payable to a Disabled Participant shall be reduced (but not below zero) by the Actuarial Equivalent, in the form of a single life annuity, of the monthly amount of any pension paid to the Participant as the result of his election of a Benefit Commencement Date under
Section 5.4 or Article VI.

            5.6 Transfers of Employment.

                  If a Participant ceases to be a Covered Employee under this Plan but remains employed by a Participating Company, or if an Employee of a Participating Company becomes a Covered Employee under this Plan, he will receive credit under this Plan for Years of Vesting Service for all periods of employment as an Employee of the Participating Company and credit under the Plan for Years of Credited Service for all periods of employment as a Covered Employee of the Participating Company.

            5.7 Death Before Commencement of Benefits. The Accrued Benefit of a Participant who dies before his Benefit Commencement Date shall be forfeited except as provided in Section 5.8.

            5.8 Survivor's Benefit for Surviving Spouse. If a Participant who has any vested interest in his Accrued Benefit under the Plan, dies before his Benefit Commencement Date leaving a Surviving Spouse, such Surviving Spouse shall receive a survivor's benefit. Such benefit shall be a monthly pension for life commencing, as elected in writing by the Spouse no earlier than 90 days prior to the Benefit Commencement Date elected by the Spouse, on the first day of any month following the earliest date on which the Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Participant's Normal Retirement Date. If the Participant dies after his Normal Retirement Date, benefits shall commence on the first day of the month following the month of the Participant's death. Subject to Section 5.10 the survivor's benefit shall be the benefit such Surviving Spouse would have received if the Participant (1) had had a Separation from Service on the date of his death (if he is then an Employee), (2) had survived to the Benefit Commencement Date elected by the Surviving Spouse, (3) had then begun to receive an immediate retirement benefit.

            5.9 Death Benefit After Retirement. If a Participant dies after his Benefit Commencement Date, his beneficiary shall be entitled to receive any amount payable under the form of benefit that is in effect for such Participant.

            5.10 Maximum Benefit. The provisions of this Section shall be effective for Limitation Years beginning in 1987 and thereafter and shall be construed to comply with section 415 of the Code.

                  (a) (1) Notwithstanding anything in this Article to the contrary, in no event shall the combined annual benefit payable with respect to a Participant on a single life basis, under this and any other defined benefit plan to which a Participating Company or a 50% Affiliated Company contributes, exceed the lesser of (A) $90,000 (or such other dollar limitation as in effect for the Limitation Year under section 415(b)(1)(A) of the Code) or (B) one hundred percent (l00%) of the Participant's average Compensation during the three consecutive calendar years as an Active Participant in which such Compensation is the highest.

                        (2) (A) If the benefit is payable with respect to a Participant who has been an Active Participant for fewer than 10 full years at the time that retirement benefits begin, the dollar limitation described in Subparagraph (a)(1)(A) of this Section shall be multiplied by a fraction, the numerator of which is the number of the Participant's years as an Active Participant and the denominator of which is 10.

                        (B) If the benefit is payable with respect to a Participant who has fewer than 10 Years of Vesting Service, the limitations described in Subparagraph (a)(1)(B), Paragraph (a)(4) and Subparagraphs
(c)(1)(A) and (c)(1)(B) of this Section shall be multiplied by a fraction, the numerator of which is the number of the Participant's Years of Vesting Service and the denominator of which is 10.

                  (3) If a Participant's (or beneficiary's) Benefit Commencement Date is not the date on which the Participant attains (or would have attained, if living) his Social Security Retirement Age, the dollar limitation in Subparagraphs (a)(1)(A) and (c)(1)(A) shall be adjusted as follows:

                        (A) If the Participant's (or beneficiary's) Benefit Commencement Date occurs before the Participant attains (or would have attained, if living) his Social Security Retirement Age, but on or after the date he attains (or would have attained, if living) Age 62, the dollar limitation shall be reduced by five-ninths percent (5/9 of 1%) for each of the first 36 months and five-twelfths percent (5/12 of 1%) for each additional month by which the Participant's (or beneficiary's) Benefit Commencement Date precedes the date he attains (or would have attained, if living) his Social Security Retirement Age.

                        (B) If the Participant's (or beneficiary's) Benefit Commencement Date occurs before the Participant attains (or would have attained, if living) his Social Security Retirement Age and before he attains (or would have attained, if living) Age 62, the dollar limitation shall be reduced in accordance with Subsection (a)(3)(A) as if retirement benefits were commencing to the Participant at Age 62, and this reduced dollar limitation shall be further reduced to its Actuarial Equivalent beginning at the Participant's (or beneficiary's) Benefit Commencement Date, using an interest rate equal to the greater of five percent (5%) or the rate set forth in the "Maximum Benefit Assumptions" section of Schedule A (if any);

                        (C) If the Participant's (or beneficiary's) Benefit Commencement Date occurs after the date the Participant attains (or would have attained, if living) his Social Security Retirement Age, the dollar limitation shall be adjusted to its Actuarial Equivalent beginning at the Participant's (or beneficiary's) Benefit Commencement Date, using an interest rate equal to the lesser of five percent (5%) or the rate set forth in the "Maximum Benefit Assumptions" section of Schedule A (if any).

                  (4) The annual benefit payable with respect to a Participant may exceed 100% of his average Compensation for the highest three consecutive calendar years as an Active Participant (but not in excess of the amount applicable under Subparagraph (a)(1)(A) of this Section, adjusted as set forth in Paragraph (a)(3)), if (A) the annual benefit does not exceed $10,000 for the current Plan Year or for any prior Plan Year, and (B) the Participant has at no time participated in a defined contribution plan maintained by a Participating Company or a 50% Affiliated Company.

                  (b) If a Participant's benefits are otherwise limited by this Section, the benefit payable to the Participant and/or the Participant's Surviving Spouse under Section 5.8 or Section 7.2 shall be based upon the Participant's benefit determined without regard to this Section, and the limitations of this Section shall apply to the resulting benefit payable to the Participant and/or his Surviving Spouse.

                  (c) If in any Limitation Year a Participant is a participant in one or more defined contribution plans sponsored by a Participating Company or a 50% Affiliated Company, the annual benefit referred to in Subsection (a) shall be reduced, if necessary, so that the sum of the fractions described in Paragraphs (1) and (2) of this Subsection does not exceed 1.0 for such Limitation Year.

                        (1) Defined Benefit Fraction - A fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans to which a Participating Company or 50% Affiliated Company contributes, determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of: (A) 1.25 x $90,000 (or such other dollar limitation in effect for the Limitation Year under section 415(b)(1)(A) of the Code) or (B) one hundred forty percent (140%) of the Participant's highest average Compensation over any three consecutive calendar years.

                        (2) Defined Contribution Fraction - A fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under such defined contribution plans for all limitation years, and the denominator of which is the sum of the lesser of the following amounts, determined for each of such limitation years with a Participating Company or a 50% Affiliated Company: (A) 1.25 x $30,000 (or such dollar limitation as in effect for such Limitation Year under section 415(c)(1)(A) for the Limitation
Year) or (B) thirty-five percent (35%) of the Participant's Compensation for such limitation year.

                        (3) Adjustment to Defined Contribution Fraction. Notwithstanding the above, if the Plan satisfied section 415 of the Code as in effect for the last limitation year beginning prior to January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit fraction and defined contribution fraction computed under section 415(e)(1) of the Code as amended effective January 1, 1987, does not exceed 1.0 for such limitation year.

                        (4) Definitions - For the purpose of this Subsection, "projected annual benefit" shall mean the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation for the purpose of such plan had continued at the same rate. "Annual additions" to a Participant's accounts under any defined contribution plan for any limitation year shall mean the sum of (A) employer contributions;
(B) forfeitures; (C) (i) for Limitation Years beginning on or after January 1, 1987, the Participant's own contributions, if any, and (ii) for Limitation Years beginning before January 1, 1987, the lesser of (I) one-half of the Participant's own contributions, if any, or (II) the Participant's own contributions in excess of six percent (6%) of his compensation for such limitation year; (D) all amounts allocated to any Participant after March 31, 1984 to an individual medical account (within the meaning of Code section 415(1)(2)) which is part of a pension or annuity plan maintained by a Participating Company or any Affiliated Company; and (E) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to a separate account of a Participant who is a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund maintained by a Participating Company or any 50% Affiliated Company.

                  (d) The limitations described in Subsections (a) and (b) shall not reduce any benefit which was accrued by a Participant under the Plan prior to the first day of its Limitation Year beginning in 1987, using the applicable maximum dollar limitations then in effect; provided, however, that this sentence shall not apply to any Participant who was not a Participant as of the first day of the first Limitation Year that began in 1987. For the purpose of this Subsection (d), no change in the Plan after May 5, 1986 and no cost of living adjustment after May 5, 1986 shall be taken into account.

                  (e) (1) The Company may elect to apply Subsection (c)(2) with respect to any Limitation Year ending after December 31, 1982 by calculating the denominator under Subsection (c)(2) using an alternate amount for all Plan Years ending before January 1, 1983. The alternate amount shall be equal to the amount determined for the denominator under Subsection (c)(2) as in effect for the Limitation Year ending in 1982 multiplied by the "transition fraction."

                        (2) The "transition fraction" shall be a fraction determined as follows:

                              (A) The numerator shall consist of the lesser of:
(i) $51,875 or (ii) thirty-five percent (35%) of the Participant's compensation for the Plan Year ending in 1981.

                              (B) The denominator shall consist of the lesser
of: (i) $41,500 or (ii) twenty-five percent (25%) of the Participant's compensation for the Plan Year ending in 1981.

                                   ARTICLE VI

                                     VESTING

            6.1 Nonforfeitable Amounts.

                  (a) A Participant who is credited with one or more Hours of Service as an Employee on or after January 1, 1989 shall have a 100% nonforfeitable interest in his Accrued Benefit when he has to his credit five Years of Vesting Service. A Participant who has fewer than five Years of Vesting Service to his credit shall have no nonforfeitable interest in his Accrued Benefit.

                  (b) Notwithstanding the foregoing, a Participant who is an Employee shall have a 100% nonforfeitable interest in his Accrued Benefit upon the date on which he attains Age 65.

            6.2 Treatment of Terminated Vested Participant.

                  (a) A Participant who has a Separation from Service at a time when he has a nonforfeitable interest in his Accrued Benefit pursuant to Section 6.1, other than by death or as provided in Article IV, shall be eligible for a deferred pension. His Benefit Commencement Date shall be his Normal Retirement Date, if he is then living. Subject to Section 5.10, the pension payable under this Section shall be equal to the Participant's Accrued Benefit as of the date of his Separation from Service. If the Participant has no nonforfeitable interest in his Accrued Benefit, he shall forfeit his Accrued Benefit.

                  (b) If a Participant who is eligible for a deferred pension under Subsection (a) of this Section has 10 or more Years of Vesting Service to his credit as of the date of his Separation from Service, he may elect as his Benefit Commencement Date (1) the first day of the calendar month coincident with or next following his 55th birthday, or (2) the first day of any month after such birthday and before his Normal Retirement Date. Such election must be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant.

                  (c) A Participant who elects a Benefit Commencement Date under Subsection (b) of this Section shall receive the benefit described in Subsection
(a) of this Section in an amount reduced by one-half percent (1/2%) for each full calendar month by which his Benefit Commencement Date precedes his Normal Retirement Date.

            6.3 Form and Payment of Benefit. Deferred vested benefits shall be paid in a form provided for in Article VII.

            6.4 Termination of Benefit. The last deferred vested benefit payment hereunder shall be made in accordance with the provisions of Article VII.

            6.5 Special Rules for Certain Terminated Participants.

                  (a) Notwithstanding Section 2.1, if a Participant:

                        (1) is eligible for a deferred vested benefit under the Plan,

                        (2) has been credited with at least one Hour of Service on or after September 2, 1974,

                        (3) had a Separation from Service prior to the first day of the first Plan Year beginning after December 31, 1975,

                        (4) has not thereafter been an Employee, and

                        (5) is alive on August 23, 1984 and has not begun to receive benefit payments as of that date, such Participant's retirement benefits shall be paid in accordance with Article VII.

                  (b) Notwithstanding Section 2.1, if a Participant:

                        (1) has at least one Hour of Service after the first day of the Plan Year beginning on or immediately after January 1, 1976,

                        (2) has not been credited with any Hours of Service after August 22, 1984,

                        (3) has at least 10 Years of Vesting Service and a vested right to all or a portion of his Accrued Benefit, and

                        (4) is alive on August 23, 1984 and has not begun to receive benefit payments as of that date, he may elect to be covered by the survivor's benefit described in Section 5.8.

                                   ARTICLE VII

                               PAYMENT OF BENEFITS

            7.1 Minimum Distribution Requirements.

                  (a) Except as required by Subsection (c) of this Section, a Participant's Benefit Commencement Date shall be no earlier than the date of his Separation from Service.

                  (b) Except as required by Subsection (c) of this Section, his Benefit Commencement Date shall be no later than the 60th day after the close of the Plan Year in which the Participant attains Age 65 or has a Separation from Service, whichever occurs last.

                  (c) A Participant's Benefit Commencement Date shall be no later than his Required Beginning Date.

                  (d) Notwithstanding anything in the Plan to the contrary, if a Participant dies before his Benefit Commencement Date, his entire interest under the Plan, to the extent not forfeited, shall be distributed either:

                        (1) not later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death, or

                        (2) over the life or life expectancy of the Participant's beneficiary, commencing no later than (A) December 31 of the calendar year following the year of the Participant's death, or (B) if the beneficiary is the Participant's Spouse, December 31 of the later of (i) the calendar year following the year of the Participant's death or (ii) the calendar year in which the Participant would have attained Age 70-1/2.

                  (e) Notwithstanding anything in the Plan to the contrary, the form and the timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

                  (f) This Section shall apply to all Participants, including Participants who had a Separation from Service or ceased to be a Covered Employee prior to January 1, 1989.

            7.2 Normal Form of Benefit.

                  (a) Except in the case of a current disability benefit payable pursuant to Section 4.4, benefits under the Plan shall be paid in the normal form of benefit described in Subsection (b) or (c) , as the case may be, unless the Participant elects an optional form of benefit under Section 7.3. No spousal consent shall be required for payment of benefits in the normal form. A current disability benefit payable pursuant to Section 4.4 shall only be paid in the form of a single life annuity.

                  (b) The normal form of benefit for a Participant who has a Spouse as of his Benefit Commencement Date shall be a joint and survivor annuity, with monthly installments payable after the death of the retired Participant to his Surviving Spouse, if he leaves one, for the life of such Surviving Spouse in an amount equal to fifty-five percent (55%) of the benefit paid to the retired Participant.

                  (c) The normal form of benefit for a Participant who does not have a Spouse as of his Benefit Commencement Date shall be a single life annuity with equal monthly installments payable to the retired Participant for his lifetime.

            7.3 Optional Form of Benefit.

                  (a) In lieu of the normal form of benefit as determined under
Section 7.2, the Participant may elect, subject to the rules of Section 7.4, one of the following optional forms of benefit; except, that, a Participant may not elect to receive the current disability benefit payable pursuant to Section 4.4 in any optional form of benefit:

                        (1) a single life annuity with equal monthly installments payable to the retired Participant for his lifetime; or

                        (2) a joint and survivor annuity with any individual designated beneficiary, payable in monthly installments to the Participant for his lifetime and with fifty-five percent (55%) of the amount of such monthly installment payable after the death of the Participant to the designated beneficiary of such Participant, if then living, for the life of such designated beneficiary; provided, however, that a Participant may only elect this form of benefit if he retires from service at or after his Normal Retirement Date. Notwithstanding the foregoing, the percentage payable to the

Participant's beneficiary (unless the beneficiary is the Participant's Spouse) after the Participant's death may not exceed the applicable percentage from Table I in Schedule B.

                  (b) In addition to the normal form of benefit provided in
Section 7.2(b) or the optional form of benefit provided in Section 7.3(a)(2), a Participant may elect, subject to the rules of Section 7.4, that (1) he and his Spouse, if he has elected the form of benefit provided in Section 7.2(b); or (2) he and his designated beneficiary, if he has elected the form of benefit provided in Section 7.3(a)(2), may receive an aggregate of 120 total monthly payments guaranteed. If the Participant and his Spouse or beneficiary, as applicable, die before receiving a combined total of 120 monthly payments, in whichever form of benefit has been elected, then beginning on the first day of the month in which the Spouse's or beneficiary's death, as applicable, occurs and continuing until the balance of the guaranteed payments have been made, payments in the amount payable to the Spouse or beneficiary, as applicable, shall be made to the individual elected by the Participant to receive the remainder of the guaranteed payment (hereinafter called the "Second Beneficiary"). If the Second Beneficiary dies before the full number of guaranteed monthly payments have been made, the Actuarial Equivalent of any balance of guaranteed payments shall be paid in a single sum to the estate of the last to survive of (1) the Second Beneficiary or (2) the Participant's Spouse or beneficiary, as applicable. Notwithstanding the foregoing, the number of monthly payments guaranteed shall be calculated so that the number of guaranteed monthly payments remaining as of the beginning of the calendar year preceding the Participant's Required Beginning Date does not exceed the joint life expectancy of the Participant and his beneficiary, or if less, and the Participant's beneficiary is not the Participant's Spouse, the applicable number from Table II in Schedule B multiplied by 12. Notwithstanding the foregoing, a Participant may only elect this form of benefit if he retires from service at or after his Normal Retirement Date.

            7.4 Rules for Election of Optional Form of Benefit. A Participant may elect an optional form of benefit under Section 7.3 by filing a written notice with the Company in the form and manner prescribed by the Company and in no other. The following rules shall be applied in a uniform and nondiscriminatory manner with respect to the election of optional forms of benefit.

                  (a) A Participant may elect an optional form of benefit at any time during the period that begins 90 days prior to the first day of the calendar month in which his Benefit Commencement Date falls and ends on his Benefit Commencement Date. If a Participant's Benefit Commencement Date is less than ninety days after the date on which the Participant notifies the Company of his intent to begin receiving benefits, payments shall begin on the Participant's Benefit Commencement Date, but the Participant may revoke his election and make a new election at any time during the period ending 90 days after the date such notice is given.

                  (b) A Participant who does not establish to the satisfaction of the Company that he has no Spouse on his Benefit Commencement Date may elect to receive an optional form of benefit under Section 7.3 only if:

                        (1) (A) his Spouse (or the Spouse's legal guardian if the Spouse is legally incompetent) executes a written instrument whereby such
Spouse:

                              (i) consents not to receive the normal form of
benefit described in Subsection (b) of Section 7.2;

                              (ii) consents to the specific optional form
elected by the Participant, or (provided such instrument acknowledges the Spouse's right to limit consent to a specific optional form) to the Participant's right to choose any optional form without any further consent by the Spouse; and

                              (iii) if applicable, consents in writing to either
the specific beneficiary or beneficiaries designated by the Participant pursuant to his election or (provided such instrument acknowledges the Spouse's right to limit consent to a specific beneficiary) to the Participant's right to designate any beneficiary or beneficiaries without any further consent by the Spouse; and

                        (B) such instrument acknowledges the effect of the election to which the Spouse's consent is being given and is witnessed by a Plan representative or a notary public; or

                        (2) the Participant (A) establishes to the satisfaction of the Company that his Spouse cannot be located or (B) furnishes a court order to the Company establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the Spouse's consent must be obtained.

The consent of a Spouse in accordance with this Subsection (b) shall not be effective with respect to other Spouses of the Participant, and an election to which Paragraph (3) of this Subsection applies shall become void if the circumstances causing the consent of the Spouse not to be required cease to exist prior to the Participant's Benefit Commencement Date.

                  (c) A Participant may revoke an election under Subsection (b) of this Section. Such revocation may be made at any time during the election period described in Subsection (a). Such revocation shall not void any prospectively effective consent given by his Spouse in connection with the revoked election.

                  (d) If a Participant's Spouse or other designated beneficiary dies before the Participant's Benefit Commencement Date, but after an election of a joint and survivor annuity has been made hereunder, the election shall be automatically revoked.

                  (e) In the event of the divorce or a Participant prior to his Benefit Commencement Date, but following the Participant's election of a joint and survivor annuity form of benefit, the election shall be automatically revoked.

            7.5 Explanations to Participants. The Company shall provide to each Participant no less than 30 days and no more than 90 days before his Benefit Commencement Date a written explanation of:

                  (a) the terms and conditions of the normal form of benefit and each optional form of benefit, including information explaining the relative values of each form or benefit;

                  (b) the Participant's right to waive the normal form of benefit and the effect of such waiver;

                  (c) the rights of the Participant's Spouse with respect to such waiver;

                  (d) the right to revoke an election to receive an optional form of benefit and the effect of such revocation; and

                  (e) if the Participant has not attained Age 65, the Participant's right to defer commencement of his benefit until his Normal Retirement Date.

            7.6 Termination of Benefits. The last benefit payment hereunder with respect to any Participant shall be:

                  (a) in the case of a single life annuity, the payment due on the first day of the month in which occurs the death of the retired Participant;

                  (b) in the case of a surviving Spouse's benefit or a joint and survivor benefit, the payment due on the first day of the month in which occurs the later of the death of the Participant or the death of the Spouse (or, if applicable, the death of the designated beneficiary of such Participant);

                  (c) in the case of the optional form of benefit elected under
Section 7.3(b), the later of (1) the payment due on the first day of the month in which the death of the Participant's Spouse or beneficiary, as applicable, occurs or (2) the 120th monthly payment; or

                  (d) in the case of a current disability benefit under Section 4.4, the payment due on the first day of the month in which the Participant ceases to be a Disabled Participant pursuant to Section 4.4(c).

            7.7 Beneficiary Designation.

                  (a) Except as provided in Subsection (a) of Section 7.4 in the case of a Participant whose election period extends beyond his Benefit Commencement Date, a Participant's designation of a beneficiary under a joint and survivor annuity may not be changed on or after the Participant's Benefit Commencement Date.

                  (b) A Participant's designation of a Second Beneficiary to receive any remainder of a guaranteed number of payments may be made or changed until the earlier of the Participant's death or the expiration of the guaranteed period.

                  (c) Subject to the provisions of Subsections (a) and (b) and to the provisions set forth above relating to the rights of Spouses to survivor benefit payments, each Participant may designate or change the previous designation of the beneficiary or beneficiaries who shall receive benefits, if any, after his death. Such designation or change of designation shall be made by executing and filing with the Company a form prescribed by the Company and in no other manner. No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Company. If no designation is made, or if all of the beneficiaries named in such designation predecease the Participant or cannot be located by the Company, the interest, if any, of the deceased Participant shall be paid to the Participant's Spouse, if living, or, otherwise, to the Participant's estate.

            7.8 Failure to Apply for Pension. Benefit payments shall commence when properly written application for same is received by the Company. In the event that a Participant fails to apply to the Company for pension benefits by the earlier of (a) his Normal Retirement Date or the date on which he has a Separation from Service, if later, or (b) the end of the calendar year in which he attains Age 70-1/2, the Company shall make diligent efforts to locate such Participant and obtain such application. In the event the Participant fails to make application by his Required Beginning Date, the Company shall commence distribution as of the Required Beginning Date without such application. No payments shall be made for the period in which benefits would have been payable if the Participant had made timely application therefor; provided, however, that, if the Participant's Benefit Commencement Date (or, if the Participant has died, his Spouse's Benefit Commencement Date under Section
5.8 has been delayed until after the Participant's Normal Retirement Date solely by reason of failure to make application, the benefit payable (1) to the Participant on and after his Benefit Commencement Date, or (2) to the Participant's Spouse pursuant to Section 5.8 on and after the Spouse's Benefit Commencement Date, shall be equal to the Actuarial Equivalent of the benefit the Participant or Spouse would have received had benefits commenced on the Participant's Normal Retirement Date, as determined to reflect the deferral of benefit commencement.

            7.9 Mailing Address. Benefit payments and notifications hereunder shall be deemed made when mailed to the last address furnished to the Company by the Participant or beneficiary to whom they are due.

                                  ARTICLE VIII

                              THE FUND AND FUNDING

            8.1 Designation of Trustee. The Company, by appropriate resolution of its Board of Directors, shall name and designate a Trustee and shall enter into a Trust Agreement with such Trustee. The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, all as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

            8.2 Contributions to the Fund. The benefits provided under the Plan shall be financed exclusively by contributions made from time to time to the Trustee by the Participating Companies, and by the Fund created thereby. Subject to the provisions of applicable law, the liability of the Participating Companies under the Plan shall be limited to the contributions determined by the Participating Companies from time to time in accordance with the advice and counsel of the Actuary. The funding policy applicable to the Fund shall be established by the Company and shall be reviewed from time to time. All contributions are conditioned on their deductibility for Federal income tax purposes in the taxable year that includes the first day of the Plan Year for which they are made.

            8.3 Use of Contributions to the Fund. The contributions deposited under the terms of this Plan shall constitute the Fund held for the benefit of Participants and their eligible survivors under and in accordance with this Plan. No part of the corpus or income of the Fund shall be used for or diverted to purposes other than exclusively for the benefit of such Participants and their eligible survivors, and for necessary administrative costs; provided, however, that in the event of the termination of the Plan, and after all fixed and contingent liabilities have been satisfied, and upon compliance with Sections 4041 and 4044 of ERISA, any remaining funds attributable to contributions by the Participating Companies shall revert to those companies; and further provided that in the case of a contribution (a) made by a Participating Company as a mistake of fact, or (b) which is conditioned upon the initial qualification of the Plan under section 401(a) of the Code, or (c) for which a tax deduction is disallowed, in whole or in part by the Internal Revenue Service, the Participating Company shall be entitled to a refund of said contribution within one year after payment of a contribution made as a mistake of fact, or within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, or within one year after disallowance of the tax deduction, to the extent of such disallowance, as the case may be.

            8.4 Forfeitures. Forfeitures shall not be applied to increase the benefits of any Participant, but shall reduce the contributions of the Participating Companies hereunder.

            8.5 Expenses of Administration. All expenses of administration of this Plan shall be paid from the Fund unless they are paid directly by the Participating Companies.

            8.6 Sole Source of Benefits. The Fund shall be the sole source for the provision of benefits under the Plan. Neither the Participating Companies nor any other person shall be liable therefor.

                                   ARTICLE IX

                                 ADMINISTRATION

            9.1 Joint Board of Administration. There shall be established a Joint Board of Administration composed of four members, two appointed by the Company and two appointed by the Union. The members will serve without compensation from the Fund. An impartial chairman will be selected by mutual agreement of the Company and the Union members of the Joint Board of Administration, and will attend and vote at meetings of the Board only in the event of a deadlock. The fees and expenses of the impartial chairman will be paid from the Fund. Either the Company or the Union, at any time, may remove a member appointed by it and may appoint a member to fill any vacancy among members appointed by it. No person shall act as a member of the Board of Administration unless notice of his appointment has been given in writing by the party making the appointment to the other party. The Board shall be the administrator and named fiduciary of the Plan for purposes of the ERISA.

            9.2 Meetings. The Board shall meet at such times and at such periods for the transaction of necessary business as may be mutually agreed upon by its members. The Board and those persons or entities to whom the Board has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations, and decisions.

            9.3 Quorum. To constitute a quorum for the transaction of business, the presence of one Union member and one Company member shall be required. At all meetings the members appointed by the Company shall have a total of two votes to be cast on behalf of the Company and the members appointed by the Union shall have a total of two votes to be cast on behalf of the Union. Decisions of the Board will be made by a majority of the votes cast.

            9.4 Power of Board. Unless otherwise provided in the collective bargaining agreement between the Company and the Union, the Joint Board of Administration shall have no power to add to or subtract from or modify any of the terms of this Plan, nor to change or add to any benefit provided by the Plan, nor to waive or fail to apply any benefit provided by the Plan, nor to waive or fail to apply any requirement or eligibility for a benefit under the Plan.

            9.5 Disposition of Cases Outside Board's Jurisdiction. Any case referred to the Joint Board of Administration on which it has no power to rule shall be referred back to the parties without ruling.

            9.6 Board Rulings Prospective. No ruling or decision of the Joint Board of Administration in one case shall create a basis for a retroactive adjustment in any other case prior to the date of filing of each such specific claim.

                  9.7 Claims Procedure.

                  (a) The Company will advise each Participant of any benefits to which he is entitled under the Plan. If any person believes that the Company has failed to advise him of any benefit to which he is entitled, he may file a written claim with the Board. The Board shall review such claim and shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

                        (1) the specific reason or reasons for the denial;

                        (2) specific reference to pertinent plan provisions on which the denial is based;

                        (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                        (4) an explanation of the claim review procedure set forth in Subsection (b), below.

            Such notice shall be forwarded to the claimant within 90 days of the Board's receipt of the claim; provided, however that in special circumstances the Board may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

                  (b) Within 60 days of receipt by a claimant of a notice denying a claim under Subsection (a), the claimant or his duly authorized representative may request in writing a full and fair review of the claim by the Board. In connection with such review, the claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Board shall make a decision promptly, and not later than 60 days after the Plan's receipt of a request for review, unless special circumstances require an extension of time for processing (in which case the claimant shall be notified in writing prior to the commencement of the extension), a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.

            9.8 Organizational Matters. As soon as possible after the effective date of this Plan, the Union and Company members of the Board of Administration shall work out matters such as, but not limited to:

                  (a) The procedures for reviewing applications for pensions and the furnishing of evidence necessary to establish Employees' rights to such benefits.

                  (b) The handling of complaints regarding the determination of age, service credits, and computation of benefits.

                  (c) Procedures for making appeals to the Board.

                  (d) Means of verifying service credits to which Employees are entitled under the Plan.

                  (e) Methods of furnishing information to the Employees regarding past and future service credits.

                  (f) The review of pertinent information about the Plan for dissemination to employees.

                  (g) How pension payments will be authorized by the Board.

            All such matters shall be consistent with all other provisions of the Plan. The working out of the procedures in this Section shall be the responsibility of the Company and Union members of the Board, and the Impartial Chairman shall have no power to decide any question with respect thereto.

            9.9 Company Responsibility. Except as provided otherwise in this Plan, the general administration of the provisions of the Plan shall be the responsibility of the Company. The Company shall have all such powers as may be necessary to carry out the provisions of the Plan except the powers and duties given to the Joint Board of Administration by this Plan.

            9.10 Liability of Board Members. The Board and any member of the Board shall be entitled to rely upon the correctness of any information furnished by the Union or the Company. Neither the Board, nor any of its members, nor the Union nor any officer or other representative of the Union, nor the Company nor any officer or other representative of the Company, shall be liable because of any act, or failure to act, on the part of the Board or any of its members, or any person, except that nothing herein shall be deemed to relieve any such individual from any liability for his own failure to exercise a fiduciary responsibility with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

            9.11 Grievance Procedure Not Applicable. No matter respecting the Plan or any difference arising thereunder shall be subject to the grievance procedure established in the Collective Bargaining Agreement between the Company and the Union.

            9.12 Determination of Facts.

                  (a) The records of the Company shall be presumed to be conclusive of the facts concerning the employment or nonemployment of any employee unless shown beyond a reasonable doubt that they are incorrect.

                  (b) Age shall be provided by official birth certificate, issued by proper public authority in the area in which the employee or former employee claims to have been born. If any employee or former employee does not produce a birth certificate, he must produce evidence of age satisfactory to the Board of Administration in its reasonable discretion.

                  (c) If any question shall arise concerning an employee, former employee or retired employee, about the age of the employee, former employee or retired employee, the date of the beginning of his credited service, and the amount of the pension, if any, to which he claims to be entitled, the employee, or the officers of the Local Union on his behalf, or the former employee shall prepare a written statement which he shall sign in duplicate of all facts and circumstances concerning the matters and the Board of Administration shall send one counterpart to the personnel office of the Company who shall write a complete statement of the case and send it in duplicate to the Board of Administration.

                  (d) The Board shall accept as final:

                        (1) Determination under the applicable labor agreement on seniority or employee; on loss of seniority and on any other matter for which the terms of such agreement and not the terms of the Plan provide a means of determining.

                        (2) Any determination made by the appropriate government agency as to the extent of any government administered benefit which shall be material in administering the Pension Plan.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

            10.1 Power of Amendment and Termination.

                  (a) It is the intention of each Participating Company that this Plan will be permanent. However, subject to any applicable collective bargaining agreement, each Participating Company reserves the right to terminate its participation in this Plan at any time by or pursuant to action or its board of directors or other governing body. Furthermore, the Plan may be modified, amended or terminated by joint action of the Union and the Company under the terms of any applicable collective bargaining agreement, including retroactive modification or amendment, if necessary or appropriate, to qualify or maintain the Plan as a plan and trust meeting the applicable requirements of the Code and ERISA.

                  (b) Each amendment to the Plan shall be binding on each Participating Company if such Participating Company, by or pursuant to action of its board of directors, (1) consents to such amendment at any time, or (2) fails to object thereto within thirty days after receiving notice thereof.

                  (c) Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries.

            10.2 Disposition on Termination.

                  (a) Upon the termination or partial termination of the Plan, each Active Participant with respect to whom the Plan is terminating (including each former Active Participant who has not received a distribution under Section
7.8 and has fewer than five consecutive Breaks in Service) who would not have a nonforfeitable right to one hundred percent (100%) of his Accrued Benefit if his employment terminated on the date of the termination or partial termination of the Plan shall become fully vested and shall have a nonforfeitable right to his Accrued Benefit. However, in the event of such a termination, each Participant and beneficiary shall have recourse toward satisfaction of his nonforfeitable right to a pension only from Plan assets or from the Pension Benefit Guaranty Corporation, to the extent that it guarantees benefits.

                  (b) The amount of the Fund shall be determined and, after providing for expenses incident to termination and liquidation, the remaining assets thereof shall be allocated for the purpose of paying benefits proportionately among each of the priority groups described below in the following order of precedence:

                        (1) to provide benefits to retired Participants and beneficiaries who began receiving benefits at least three years before the Plan's termination (including those benefits which would have been received for at least three years if the Participant had retired that long ago), based on Plan provisions in effect five years prior to termination during which period such benefit would be the least, provided that the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period;

                        (2) to provide all other Accrued Benefits guaranteed by Federal law (or which would be so guaranteed but for section 4022(b)(5) or 4022B of ERISA);

                        (3) to provide all other vested Accrued Benefits (determined before application of Subsection (a) of this Section);

                        (4) to provide all remaining non-vested Accrued
Benefits.

                  (c) If the assets available for allocation under any priority group (other than as provided in priority groups (3) and (4) are insufficient to satisfy in full the Accrued Benefits of all Participants and beneficiaries, the assets shall be allocated pro rata among such Participants and beneficiaries on the basis of the Actuarial Equivalent single-sum value of their respective benefits (as of the termination date). The foregoing payments, and payments in the event that assets are insufficient to pay the Accrued Benefits provided in priority groups (3) and

(4), will be paid in accordance with regulations prescribed by the Pension Benefit Guaranty Corporation. The allocation of assets upon termination of the Plan will be carried out in such a manner as to preserve the qualification of the Plan under section 401(a) of the Code.

            In the event that all Accrued Benefits described above have been fully funded, any remaining funds shall revert to the Participating Companies in such proportion as the Participating Companies shall determine.

            10.3 Merger, Consolidation, or Transfer. In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, as provided in the Code, the benefit of any Participant or beneficiary immediately after such merger, consolidation, or transfer (if the Plan had then terminated) shall be at least equal to the benefit such Participant or beneficiary would have received immediately before such merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XI

                               GENERAL PROVISIONS

            11.1 No Employment Rights. Neither the action of the Company in establishing the Plan, nor of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Company shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

            11.2 Governing Law. Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the state in which the principal place of business of the Company is located.

            11.3 Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

            11.4 No Interest in Fund. No person shall have any interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

            11.5 Spendthrift Clause. No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for
(1) a Federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable pursuant to a domestic relations order which is determined to be a qualified domestic relations order as defined in the Code. Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

            11.6 Incapacity. If the Company deems any Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of Age, illness, infirmity, or incapacity of any kind, the Company may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant, or to pay the same to any responsible person caring for the Participant who is determined by the Company to be qualified to receive and disburse such payments for the Participant's benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Participating Companies, the Company, the Joint Board of Administration, the Trustee, and the Fund.

            11.7 Withholding. The Company and the Trustee shall have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

            11.8 Missing Participants. In the event that all, or any portion, of the distribution payable to a Participant or his beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Company, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. In the event a Participant or beneficiary is located after his benefit has been forfeited, such benefit shall be restored.

            Executed this _____ day of ____________, 1996.

            [SEAL]                       ROLLER BEARING COMPANY OF
                                         AMERICA

                                         By:
                                             --------------------------------
                                                        President

Attest:
        ---------------------------
        Secretary [Witness]

                                   SCHEDULE A
                              ACTUARIAL EQUIVALENTS

            The following assumptions will be used for determining Actuarially Equivalent benefits, except as specified to the contrary in the Plan: 5-1/2% interest and the 1984 Group Annuity Mortality Table for males. Any factors not included herein will be determined by the Company.

            Notwithstanding the foregoing, for purposes of determining Actuarially Equivalent single-sum amounts, the following interest rates shall be used.

            (a) If the Actuarial Equivalent single-sum value of a Participant's vested Accrued Benefit using the "applicable interest rate" (as defined below) does not exceed $25,000, the applicable interest rate or

            (b) If the Actuarial Equivalent single-sum value of a Participant's vested Accrued Benefit using the applicable interest rate exceeds $25,000, one hundred twenty percent (120%) of the applicable interest rate.

For purposes of this Schedule A, "applicable interest rate" means the interest rate which would be used as of the date of the distribution by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.

                                   SCHEDULE B
                 MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLES

                                     TABLE I

Excess of Age of employee                                  Applicable
over Age of beneficiary                                    percentage
-----------------------                                    ----------

       10 years or less ...............................      100%
       11 .............................................       96%
       12 .............................................       93%
       13 .............................................       90%
       14 .............................................       87%
       15 .............................................       84%
       16 .............................................       82%
       17 .............................................       79%
       18 .............................................       77%
       19 .............................................       75%
       20 .............................................       73%
       21 .............................................       72%
       22 .............................................       70%
       23 .............................................       68%
       24 .............................................       67%
       25 .............................................       66%
       26 .............................................       64%
       27 .............................................       63%
       28 .............................................       62%
       29 .............................................       61%
       30 .............................................       60%
       31 .............................................       59%
       32 .............................................       59%
       33 .............................................       58%
       34 .............................................       57%
       35 .............................................       56%
       36 .............................................       56%
       37 .............................................       55%
       38 .............................................       55%
       39 .............................................       54%
       40 .............................................       54%
       41 .............................................       53%
       42 .............................................       53%
       43 .............................................       53%
       44 and greater .................................       52%


                                    Sch. B-1

                                    TABLE II

Age of Participant
in calendar year
preceding Required                                           Maximum Guaranteed
Beginning Date                                               Payments Remaining
------------------                                           ------------------

        70 ....................................................    26.2
        71 ....................................................    25.3
        72 ....................................................    24.4
        73 ....................................................    23.5
        74 ....................................................    22.7
        75 ....................................................    21.8
        76 ....................................................    20.9
        77 ....................................................    20.1
        78 ....................................................    19.2
        79 ....................................................    18.4
        80 ....................................................    17.6
        81 ....................................................    16.8
        82 ....................................................    16.0
        83 ....................................................    15.3
        84 ....................................................    14.5
        85 ....................................................    13.8
        86 ....................................................    13.1
        87 ....................................................    12.4
        88 ....................................................    11.8
        89 ....................................................    11.1
        90 ....................................................    10.5
        91 ....................................................     9.9
        92 ....................................................     9.4
        93 ....................................................     8.8
        94 ....................................................     8.3
        95 ....................................................     7.8
        96 ....................................................     7.3
        97 ....................................................     6.9
        98 ....................................................     6.5
        99 ....................................................     6.1
       100 ....................................................     5.7
       101 ....................................................     5.3
       102 ....................................................     5.0
       103 ....................................................     4.7
       104 ....................................................     4.4
       105 ....................................................     4.1
       106 ....................................................     3.8
       107 ....................................................     3.6
       108 ....................................................     3.4
       109 ....................................................     3.2
       110 ....................................................     2.8
       111 ....................................................     2.6
       112 ....................................................     2.4
       113 ....................................................     2.0
       114 ....................................................     2.0
       115 and older ..........................................     1.8


                                    Sch. B-2